Exhibit 99(a)(1)(A)

SCANSOURCE, INC.

6 LOGUE COURT

GREENVILLE, SOUTH CAROLINA 29615

TELEPHONE: (864) 288-2432

OFFER TO AMEND ELIGIBLE OPTIONS

NOVEMBER 7, 2007

SCANSOURCE, INC.

OFFER TO AMEND ELIGIBLE OPTIONS

THE OFFER EXPIRES AT 11:59 P.M., EASTERN TIME, ON THURSDAY, DECEMBER 6, 2007,

UNLESS THE OFFER PERIOD IS EXTENDED

As more fully described in the attached disclosure document for the Offer to Amend Eligible Options (the “Offering Memorandum”), ScanSource, Inc. (“ScanSource”) is offering (the “Offer”) certain option holders the opportunity to amend certain of their stock options to purchase ScanSource common stock to increase the exercise price of these options in a manner that ScanSource believes will eliminate the potential adverse personal tax consequences that may apply to these stock options under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), the final regulations issued by the U.S. Internal Revenue Service (the “IRS”) thereunder and equivalent provisions of certain States. We are making the Offer upon the terms and subject to the conditions described in this Offering Memorandum, including the conditions described in Section 7 of this Offering Memorandum.

The “Expiration Time” of the Offer is 11:59 p.m. Eastern Time on Thursday, December 6, 2007. If we extend the period of time during which the Offer remains open, the term “Expiration Time” will refer to the last time and date on which the Offer expires.

The stock options that are the subject of the Offer have each of the following characteristics (the “Eligible Options”):

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the options were granted to an “Eligible Optionee” (defined below) under ScanSource, Inc.’s 1997 Stock Incentive Plan, as amended, or the Amended and Restated 2002 Long-Term Incentive Plan, as amended (collectively, the “Plans,” and individually, a “Plan”); and

•	the options were granted on any of the dates set forth in Attachment A hereto during calendar years 2003 to 2006 (the “Affected Period”); and

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the options were granted with an exercise price per share that was less than the fair market value per share of the ScanSource common stock underlying the option on the date determined to be the option’s accounting measurement date.

Only certain portions of Eligible Options may be amended under the Offer. The portion of an Eligible Option that is eligible to be amended under the Offer has both of the following characteristics (the “Eligible Portion”):

•	the portion of the Eligible Option that vested after, or is scheduled to vest after, December 31, 2004; and

•	the portion of the Eligible Option that is still outstanding and unexercised as of the Expiration Time.

Please note that the portions of the Eligible Options that (1) are considered “Grandfathered Options” (defined below), (2) have already been exercised, (3) have expired or otherwise been cancelled or (4) are beneficially owned by someone other than the Eligible Optionee (defined below), are not eligible for the Offer (the “Ineligible Portion”). A “Grandfathered Option” is the portion of an Eligible Option that was vested as of December 31, 2004, and as a result are exempt from the adverse personal tax treatment under Section 409A and therefore are not subject to the Offer. Any amendment of the Eligible Portion(s) of your Eligible Option(s) will not affect the Ineligible Portion(s) of your Eligible Option(s).

All individuals who were granted Eligible Options and who, as of the Expiration Time, (1) are current employees of ScanSource and (2) are subject to taxation in the United States in respect of their Eligible Option, may participate in the Offer (the “Eligible Optionees”). None of the members of our

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Board of Directors is eligible to participate in the Offer, and none of our executive officers is eligible to participate in the Offer.

If you are an Eligible Optionee, you should have received a personalized election form (an “Election Form”) in an email sent to you in connection with this Offering Memorandum. The Election Form will contain a personal summary of your Eligible Options, including the original exercise price of the Eligible Options, the new exercise price of such Eligible Options if amended pursuant to this Offer, a description of any potential cash payments with respect to each Eligible Option that is amended (a “Make Whole Payment” as defined below) and other relevant information. The Election Form must be properly completed, signed and returned to us prior to the Expiration Time in order to elect to have Eligible Options amended pursuant to the Offer. If you believe you may be an Eligible Optionee and have not yet received an email containing your personalized Election Form, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

As noted above, the Offer is being conducted to address certain potential adverse personal tax consequences under Section 409A. ScanSource has determined that certain stock options were granted, for accounting purposes, with an exercise price that is less than the fair market value of the ScanSource common stock underlying such options on the applicable “measurement date” (which is not necessarily the same as the “grant date” set forth on your option agreement). As a result of this accounting determination, ScanSource has determined that these stock options were granted, for tax purposes, with an exercise price that is less than the fair market value of ScanSource common stock on the measurement date and therefore will be subject to potentially adverse personal tax consequences under Section 409A. These adverse personal tax consequences, as discussed in greater detail in Section 12 of this Offering Memorandum, include an obligation to recognize, in connection with the vesting of the option and regardless of whether the option is ever exercised, ordinary income tax at your usual rate, plus an additional 20% federal tax under Section 409A, plus certain other state and federal tax penalties (including for residents of certain states, a state tax that duplicates the tax imposed under Section 409A).

The Offer is being made to permit Eligible Optionees to address the potential adverse personal tax consequences that apply to their Eligible Options under Section 409A (and certain states’ tax laws). Under guidance issued by the U.S. Treasury Department and the IRS, Eligible Optionees should be able to avoid the adverse personal tax treatment of Section 409A if certain changes are made to the Eligible Portions of the Eligible Options. Therefore, we are offering:

(i)	to amend your Eligible Option(s) to increase the exercise price of the Eligible Portion(s) to the applicable “Corrected Exercise Price” (as defined below) so that your Eligible Option(s) should no longer be subject to the adverse personal tax treatment of Section 409A; and

(ii)	to pay you cash in an amount equal to the difference between the Corrected Exercise Price per share of your Amended Options (as defined below) and the original exercise price per share of your Eligible Options multiplied by the number of shares subject to the Eligible Portions of your Amended Options, plus an additional “gross-up” amount to reimburse you for the Medicare tax obligations arising from such cash payment (a “Make Whole Payment”).

However, you should note that the application of Section 409A (and any state tax laws) to the Eligible Options, as amended pursuant to the Offer, is not entirely free from doubt. Please see Section 12 of this Offering Memorandum for more detailed information regarding potential tax consequences of the Offer.

The table contained in Attachment A hereto sets forth, with respect to each original grant date at issue, the respective (i) originally stated exercise price, and (ii) fair market value of the common stock on the date that was determined to be the “measurement date” for accounting purposes for options granted on that original grant date (such fair market value being the “Corrected Exercise Price” for the Eligible Portion(s) of your Eligible Option(s) if you accept the Offer). In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on the NASDAQ Global

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Select Market, previously the Nasdaq National Market (“NASDAQ”), as adjusted for stock dividends effected by ScanSource on January 28, 2003 and June 5, 2006, if applicable. Accordingly, the Corrected Exercise Price set forth in Attachment A reflects the closing price of our common stock on NASDAQ on the date determined to be the accounting measurement date for the Eligible Option. The Corrected Exercise Prices are between $1.48 and $7.43 higher than the original exercise prices, depending on the date of grant.

Below is an illustration of the tax consequences of exercising an Eligible Option that has been amended pursuant to the Offer versus exercising an Eligible Option that is not so amended.

EXAMPLE

You are a resident of South Carolina and hold a discounted option to acquire 600 shares of ScanSource stock at an exercise price of $19.00, 200 of which vested prior to 2005 (the Ineligible Portion) and 400 of which vested in 2005 and 2006 and remain unexercised (the Eligible Portion). The fair market value of the ScanSource common stock underlying the options on the date determined to be the accounting measurement date was $20.00. The discount on the option is therefore $1.00 per share. ScanSource is offering to amend the unexercised portion of the Eligible Portion (i.e., 400 shares) to increase the exercise price from $19.00 to $20.00 per share.

If you were to accept the Offer and subsequently exercised and immediately sold the Eligible Portion at a stock price of $25.00, then you would have a gain of $2,000 (equal to ($25.00 – $20.00) x 400), which would be subject to ordinary income and employment taxes of $993.00 (assuming you were subject to the maximum tax rates of 35% federal, 7.0% South Carolina, 6.2% Social Security and 1.45% Medicare). You would therefore have net after-tax proceeds of $1,007.00 with respect to the Eligible Portion.

If, however, you chose not to accept the Offer, the entire gain relating the Eligible Portion would be subject to an additional federal tax of 20% (plus an interest charge and penalty) on the total gain. This tax would be in addition to your regular ordinary income tax on those shares. Therefore, in this example (ignoring the interest charge and penalty), your gain would be $2,400 (equal to ($25.00 – $19.00) x 400), but this gain would be reduced by a total tax of $1,671.60, resulting in net after-tax proceeds of $728.40.

In both cases, the Ineligible Portion (the 200 shares which vested prior to 2005) would continue to have an exercise price of $19.00 and would be exercisable without being subject to the 409A tax.

* * * * * *

Each Eligible Option that is amended pursuant to the Offer (each an “Amended Option”) will have the same material terms and conditions as it did prior to the amendment, including the same vesting schedule and expiration date, except that the Eligible Portions of the Amended Options will have a new exercise price. The amendment of the Eligible Portion each Eligible Option pursuant to the Offer will not affect the terms and conditions of the Ineligible Portion of the Eligible Option.

You are not required to tender your Eligible Option(s) for amendment. If you elect to tender an Eligible Option, you must tender the entire Eligible Portion. If you hold more than one Eligible Option and wish to participate in the Offer, you must tender all of your Eligible Options. You may not tender less than all of your Eligible Options.

You may not tender stock options that are not Eligible Options. If you hold more than one ScanSource stock option, you may hold both Eligible Options and options that are not Eligible Options. Your personalized Election Form will identify which of your stock options are Eligible Options for purposes of the Offer.

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If you have properly accepted the Offer, ScanSource will amend the Eligible Portion(s) of your Eligible Option(s), effective as of the Expiration Time (such date, the “Amendment Date”), to reflect the Corrected Exercise Price.

Promptly following the expiration of the Offer, ScanSource will send you a document entitled “Amendment to Stock Option Agreement and Promise to Make Cash Payment” evidencing the amendment of the Eligible Options you elected to amend and your right to receive Make Whole Payments with respect to the amendment of your Eligible Options. The Make Whole Payments will not be subject to any further vesting conditions and will be paid to you on the first regular payroll date following January 1, 2008, less applicable withholding tax, regardless of whether the Eligible Option is vested and regardless of whether or not you are providing services to us then. The delay in the Make Whole Payments is required under applicable IRS guidance in order to avoid adverse tax consequences under Section 409A of the Code.

We intend to confirm the receipt of your Election Form (and any subsequent withdrawal thereof) by sending you an “Acknowledgement of Receipt of Election Form/Withdrawal Form email” within five (5) business days after receipt. For purposes of this Offer, a “business day” means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, U.S. Eastern Time. Please note that an Acknowledgement of Receipt of Election Form/Withdrawal Form email does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer. If you have not received an Acknowledgement of Receipt of Election Form/Withdrawal Form email by such time, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

You should be aware that we believe adverse personal tax consequences under Section 409A (and similar state tax laws) will apply to any Eligible Option if it is not amended pursuant to the Offer. You will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and any similar state laws) resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options after November 6, 2007. Before deciding whether to tender your Eligible Option(s) for amendment, you should carefully review this Offering Memorandum, as well as the information on ScanSource and its business and financial status to which we refer you in this Offering Memorandum.

ALTHOUGH THE BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER AND AMEND YOUR ELIGIBLE OPTION(S). YOU MUST MAKE YOUR OWN DECISION REGARDING WHETHER TO AMEND YOUR ELIGIBLE OPTION(S). YOU SHOULD CAREFULLY REVIEW THIS OFFERING MEMORANDUM IN ITS ENTIRETY BEFORE DECIDING WHETHER TO ELECT TO AMEND YOUR ELIGIBLE OPTION(S). WE RECOMMEND THAT YOU CONSULT WITH YOUR PERSONAL FINANCIAL, LEGAL AND TAX ADVISORS TO DETERMINE THE CONSEQUENCES OF ELECTING OR DECLINING TO PARTICIPATE IN THE OFFER.

We will assess whether we are permitted to make the Offer in all states in which Eligible Options were granted. In the event that we determine that we are not legally able to make the Offer in a particular state, we reserve the right to withdraw the Offer in that particular jurisdiction. If we withdraw the Offer in a particular state, the Offer will not be made to, nor will requests for amendments be accepted from, or on behalf of, Eligible Optionees in such state. At our discretion, however, we may take any actions necessary for us to make the Offer legally available to Eligible Optionees in any jurisdiction.

Shares of our common stock are quoted on NASDAQ under the symbol “SCSC.” On November 5, 2007, the closing price of our common stock as reported on NASDAQ was $35.46 per share. As of November 5, 2007, options to purchase 1,755,282 shares of our common stock were issued and outstanding under the Plans, including the Eligible Portions of the Eligible Options to purchase up to 565,338 shares of our common stock. The Offer is not conditioned upon the acceptance of the Offer with respect to a minimum number of Eligible Options.

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You should direct questions about the Offer and requests for assistance in completing the necessary forms to John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

The Offer has not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) nor has the SEC passed upon the fairness or merits of the Offer or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this Offering Memorandum or the Schedule TO of which this Offering Memorandum is a part and the rules of the Plans or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All references to taxation consequences are for guidance only.

IMPORTANT

If you wish to accept the Offer, you must:

1.	Properly complete and manually sign your personalized Election Form.

2.	Deliver the completed and signed Election Form via email (such as a PDF or other scanned image of the signed document) to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615.

Submissions by any other means, including overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other person, email address or fax number, are not permitted. Your election (and any subsequent withdrawal thereof) must be received by 11:59 p.m., Eastern Time, on Thursday, December 6, 2007 (or a later termination date if we extend the Offer). Any election not received by the Expiration Time will be disregarded.

You are receiving this Offering Memorandum by electronic means. You may request a written copy of the Offering Memorandum, your personalized Election Form or the Schedule TO of which this Offering Memorandum is a part at no charge by calling John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Option(s) pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offering Memorandum (including the Attachments hereto). If anyone makes any such recommendation or representation to you or gives you any such information, you may not rely upon that recommendation, representation or information as having been authorized by ScanSource. We strongly recommend that you consult with your financial, legal and tax advisors to determine the tax and other consequences to you of electing or declining to participate in the Offer.

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TABLE OF CONTENTS

RISK FACTORS RELATING TO THE OFFER		1

SUMMARY TERM SHEET & FREQUENTLY ASKED QUESTIONS		3

THE OFFER		17

1.	ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; THE MAKE WHOLE PAYMENTS; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; TIMING OF MAKE WHOLE PAYMENTS; EXPIRATION AND EXTENSION OF OFFER	17

2.	PURPOSE OF THE OFFER	21

3.	STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER	22

4.	PROCEDURES FOR AMENDING ELIGIBLE OPTIONS	22

5.	CHANGE IN ELECTION	23

6.	ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT	24

7.	CONDITIONS OF THE OFFER	24

8.	PRICE RANGE OF COMMON STOCK	26

9.	INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS	27

10.	SOURCE OF FUNDS AND ACCOUNTING CONSEQUENCES OF THE OFFER	31

11.	LEGAL MATTERS; REGULATORY APPROVALS	32

12.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	32

13.	EXTENSION OF OFFER; TERMINATION; AMENDMENT	35

14.	FEES AND EXPENSES	35

15.	INFORMATION ABOUT SCANSOURCE	35

16.	ADDITIONAL INFORMATION	38

17.	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS	39

ATTACHMENT A	TABLE OF GRANT DATES

ATTACHMENT B	FORM OF ELECTION FORM

ATTACHMENT C	WITHDRAWAL FORM

ATTACHMENT D	FORM OF ACKNOWLEDGEMENT OF RECEIPT OF ELECTION FORM/WITHDRAWAL FORM

ATTACHMENT E	FORM OF AMENDMENT TO STOCK OPTION AGREEMENT AND PROMISE TO MAKE CASH PAYMENT

RISK FACTORS RELATING TO THE OFFER

Participation in the Offer involves a number of potential risks.

This section highlights the material risks of accepting the Offer and tendering your Eligible Option(s) for amendment. You should carefully consider these risk factors relating to the Offer described below and the risk factors relating to our business and financial condition, and you should carefully read the remainder of this Offering Memorandum (including the Exhibits to the Schedule TO available at www.sec.gov and the Attachments hereto) before deciding to accept or decline the Offer.

Tax Risks

Even if you accept the Offer and receive Amended Option(s), the tax treatment of Amended Options under Section 409A is not completely certain, and you may still be subject to adverse tax consequences under Section 409A.

Section 409A generally provides that you will recognize taxable income at the time a discounted stock option is no longer subject to a substantial risk of forfeiture (for example, when such option vests) and that you will recognize additional taxable income each year until the discounted option is exercised, based on any increase in the value of the underlying stock. Such income would be taxable at ordinary income rates and would also be subject to a 20% federal penalty tax, and possibly interest charges, in addition to the usual applicable withholding and employment taxes.

We believe that by accepting the Offer, an Eligible Optionee will avoid the adverse personal tax consequences under Section 409A with respect to the Eligible Portion(s) of your Eligible Option(s), as we believe that we have complied in good faith with the guidance issued by the IRS with respect to offering to amend the Eligible Portion(s) of your Eligible Option(s) to avoid the adverse personal tax consequences of Section 409A. Guidance issued after the date of the Offer or a future determination by the IRS could negatively affect the Amended Options. Therefore, it is not completely certain that amending the Eligible Options pursuant to the Offer would completely avoid the potential adverse personal tax consequences under Section 409A.

The tax treatment of discounted options under state tax law or the tax laws of other jurisdictions is not completely certain, and you may be required to recognize income prior to the exercise of your Eligible Option(s) or pay an additional tax penalty and interest charge in respect of your Eligible Option(s) under applicable state laws, even if you participate in the Offer.

It is possible that Eligible Options will be subject to taxes that are imposed under applicable state tax laws that are similar to Section 409A. Therefore, you may incur taxes and penalties under such provisions with respect to your Eligible Option based on the state in which you are subject to taxation, in addition to the federal taxes and penalties you may pay under Section 409A.

In addition, if you are subject to the tax laws in more than one state, you should be aware that tax consequences of more than one state may apply to your Eligible Option(s) as a result of your participation in the Offer.

Section 12 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer.

You should review Section 12 carefully, and you are strongly encouraged to consult with your own tax advisor to determine the tax consequences of the Offer applicable to your particular situation.

Procedural Risks

You are responsible for making your election prior to the Expiration Time. Your election must be made by 11:59 p.m., Eastern Time, on Thursday, December 6, 2007 (or a later termination date if we extend the Offer). Any election not made by the Expiration Time will be disregarded. You should keep a copy of your Election Form.

We intend to confirm the receipt of your Election Form (and any subsequent withdrawal thereof) by sending you an “Acknowledgement of Receipt of Election Form/Withdrawal Form email” within five (5) business days after receipt. For purposes of this Offer, a “business day” means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, U.S. Eastern Time. Please note that an Acknowledgement of Receipt of Election Form/Withdrawal Form email does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer. If you have not received an Acknowledgement of Receipt of Election Form/Withdrawal Form email by such time, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

Business-Related Risks

In addition to those risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our Annual Report on Form 10-K for the year ended June 30, 2007 filed with the SEC on August 29, 2007, which are incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

OFFERING MEMORANDUM

FOR

OFFER TO AMEND ELIGIBLE OPTIONS

SUMMARY TERM SHEET & FREQUENTLY ASKED QUESTIONS

This section provides a table describing, and then reviews, in question-and-answer format, the material terms of the Offer. The full description of the Offer begins on page 17 of this Offering Memorandum. Because this summary does not contain all of the information you should consider in deciding whether to accept the Offer, you should read carefully the remainder of this Offering Memorandum (including the Exhibits to the Schedule TO available at www.sec.gov and Attachments hereto), as well as the information to which we refer you. The Offer is made subject to the terms and conditions of these documents, as they may be amended. You should also review and consider the risks detailed in the Risk Factors relating to the Offer.

Summary of Material Terms of the Offer

Eligible Options	Eligible Options are those stock options that were granted (1) under the Plans, (2) with an exercise price per share that was less than the fair market value per share of the ScanSource common stock underlying the option on the date determined to be the option’s accounting measurement date, and (3) with an original grant date as listed in Attachment A hereto.

Eligible Portion	Only the Eligible Portion of an Eligible Option may be tendered in the Offer. The Eligible Portion of an Eligible Option is the portion that (1) vested or is scheduled to vest after December 31, 2004 and (2) remains outstanding and unexercised as of the Expiration Time.

Eligible Optionees

All individuals who were granted Eligible Option(s) and who, as of the Expiration Time, are (1) current employees of ScanSource and (2) subject to U.S. taxation, may participate in the Offer. None of the members of our Board of Directors is eligible to participate in the Offer, and none of our executive officers is eligible to participate in the Offer.

See Section 9 of this Offering Memorandum for a further discussion of the amendment of the Eligible Options of, and related transactions with, certain of our current and former executive officers and directors.

Proposed Amendment	ScanSource will amend the Eligible Portion of the Eligible Options of Eligible Optionees to reflect the Corrected Exercise Price. The other material terms and conditions of the Eligible Option(s), including the vesting schedule and option expiration date, will not be affected by the amendment.

Corrected Exercise Price	The Corrected Exercise Price is the closing price of ScanSource’s common stock reported on NASDAQ on the date determined to be the accounting measurement date for the Eligible Option. The Corrected Exercise Price is set forth opposite the Original Grant Date in Attachment A hereto. The Corrected Exercise Prices are between $1.48 and $7.43 higher than the original exercise prices, depending on the date of grant.

Make Whole Payment	A cash payment equal to the difference between the Corrected Exercise Price per share of your Amended Option and the original exercise price per share of your Eligible Option multiplied by the number of shares subject to the Eligible Portion of your Amended Option, plus an additional “gross-up” amount to reimburse you for the Medicare tax obligations arising from such cash payment. Each such Make Whole Payment will be made, less applicable federal and state tax withholding and Social Security withholding, on the first regular payroll date following January 1, 2008.

Election Choices	If an Eligible Optionee wishes to tender an Eligible Option, he or she must tender the entire Eligible Portion of that Eligible Option. In addition, if an Eligible Optionee holds more than one Eligible Option and he or she wishes to participate in the Offer, all Eligible Options must be tendered.

Grandfathered Option	The portion of an Eligible Option that was vested as of December 31, 2004.

Ineligible Portion	The portion of an Eligible Option (1) that is considered a “Grandfathered Option,” (2) that has already been exercised or (3) that has expired or otherwise been cancelled.

Frequently Asked Questions

General Questions about Section 409A and the Offer

In addition to the questions and answers below, please see the following sections of this Offering Memorandum for information on Section 409A:

•	Section 2, Purpose of the Offer, and

•	Section 12, Material U.S. Federal Income Tax Consequences.

Please also see the following section of this Offering Memorandum for further details about the terms and conditions of the Offer:

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Section 1, Eligible Optionees; Eligible Options; The Proposed Amendment; The Make Whole Payments; Additional Considerations; The Amended Options; Timing of Make Whole Payments; Expiration and Extension of Offer.

Q1:    Why is ScanSource making the Offer?

As reported in ScanSource’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2006 filed with the SEC on June 18, 2007, during the second quarter of fiscal 2006 our Board of Directors formed a Special Committee to independently review our stock option grant practices and related accounting issues. On January 15, 2007, the Special Committee reported its findings and recommended that ScanSource’s management determine the accounting impact of the Special Committee’s findings on its previously filed consolidated financial statements. As a result of this review, we identified occasions during calendar years 2003 to 2006 (the “Affected Period”) on which we used incorrect measurement dates for determining the accounting consequences of certain stock options. As a result, ScanSource has determined that these affected stock options were granted at a discount for both accounting and tax purposes, which we believe exposes the holders of these stock options to potentially adverse tax treatment under Section 409A of the Code.

The Offer is being made to permit certain holders (the Eligible Optionees) of those affected options (the Eligible Options) to address the potential adverse personal tax consequences that apply to their

Eligible Options under Section 409A. By amending such options, the Eligible Optionee should be able to avoid the application of such adverse federal tax treatment and, for certain holders, adverse state tax consequences. However, you should note that the application of Section 409A to the Eligible Options is not entirely free from doubt.

Q2:    What is Section 409A?

Effective January 1, 2005, Section 409A was added to the Code by the American Jobs Creation Act of 2004 to address perceived abuses in certain forms of deferred compensation by restricting election and distribution alternatives. Under Section 409A, deferred compensation includes stock options with an exercise price that is less than the fair market value of the underlying common stock on the option’s accounting measurement date to the extent such options were unvested as of December 31, 2004.

Q3:    What happens if options are deemed to be deferred compensation under Section 409A?

Based on the final regulations issued under Section 409A and other guidance issued by the U.S. Treasury Department and the IRS, we believe that the following adverse U.S. federal tax consequences would apply to Eligible Options that are not amended pursuant to the Offer:

•

For discounted options which remain unexercised as of the end of a year after 2004, the optionee would generally recognize taxable income in the tax year(s) after 2004 when the discounted option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares as of December 31 of the applicable year, less the exercise price payable for those shares and less any income previously recognized. Please note that taxation could occur in such manner even though the discounted option remains unexercised.

•

The optionee would generally recognize taxable income in the tax year(s) after 2005 when the discounted option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

•

The optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above. With respect to options exercised by employees during 2006 and January 1, 2007 through November 6, 2007, ScanSource has determined to make a special payment to such employees consisting of (i) an amount to cover the employees’ Section 409A taxes associated with such exercises, and (ii) an amount to cover federal and state income and Medicare tax obligations on this special payment, without regard to such employees’ participation in this Offer.

•	The optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

In addition, some states have also adopted laws similar to Section 409A such that a state tax would be payable as the discounted options vest and an optionholder may also incur additional taxes and penalties based on the state in which he or she is subject to taxation.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible Option(s). ScanSource will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under Section 409A in connection with the Eligible Portion of those Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options after November 6, 2007.

Q4:    What is the Offer?

ScanSource is offering (i) to amend the Eligible Portion(s) of certain stock option grants that may be deemed to be discounted stock options so they should no longer be subject to the adverse personal tax treatment of Section 409A; and (ii) to pay Make Whole Payments with respect to the Amended Options.

Specifically, ScanSource is offering to amend the Eligible Portion of each Eligible Option to increase the exercise price to the fair market value of ScanSource’s common stock on the date determined to be the accounting measurement date for the Eligible Option, as set forth in Attachment A hereto.

Each Eligible Option that is amended pursuant to the Offer (as previously defined, an “Amended Option”) will have the same terms and conditions as it did prior to the amendment, including the same vesting schedule and expiration date and the terms of the applicable Plan under which it was granted.

ScanSource will also pay a Make Whole Payment equal to the difference between the Corrected Exercise Price per share of your Amended Option and the original exercise price per share of your Eligible Option multiplied by the number of shares subject to the Eligible Portion of your Amended Option, plus an additional “gross-up” amount to reimburse you for the Medicare tax obligations arising from such cash payment. Each such Make Whole Payment will be made, less applicable tax withholding, on the first regular payroll date following January 1, 2008.

Q5:    Will ScanSource compensate me for the loss of the discount on my Eligible Options?

Yes. The Offer contains both an offer to increase the exercise price of the Eligible Portion of your Eligible Options in order to avoid adverse tax consequences under Section 409A and a Make Whole Payment with respect to your Amended Options equal to the difference between the Corrected Exercise Price per share of your Amended Options and the original exercise price per share of your Eligible Options multiplied by the number of shares subject to the Eligible Portions of your Amended Options, plus an additional “gross-up” amount to reimburse you for the Medicare tax obligations arising from such cash payment.

Q6:    Which ScanSource stock options are and are not subject to the Offer?

As previously described, certain option grants that we call “Eligible Options” may be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A and it is these stock options that are the subject of the Offer. If you are an Eligible Optionee you should have received an email containing a personalized Election Form that identifies your Eligible Option(s). Please see Q8 for more information on your status as an Eligible Optionee. Eligible Options are those stock options that have each of the following characteristics:

•	the options were granted under the Plans on any of the dates set forth in Attachment A hereto during calendar years 2003 to 2006; and

•

the options were granted with an exercise price per share that was less than the fair market value per share of the ScanSource common stock underlying the option on the date determined to be the option’s accounting measurement date.

Please note that if you hold ScanSource options granted on the dates other than those shown on Attachment A, such options are not considered discounted and are not subject to Section 409A.

If you have a question as to whether any option that you were granted is an Eligible Option, please see your personalized Election Form. If you have any questions regarding your Election Form, or if you did not receive an email containing your personalized Election Form, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

Q7:    What is the Eligible Portion of my Eligible Option?

The portion of your Eligible Option that may be amended under the Offer has both of the following characteristics:

•	the portion of the Eligible Option that vested, or is scheduled to vest, after December 31, 2004; and

•	the portion of the Eligible Option that is still outstanding and unexercised as of the Expiration Time.

Only an Eligible Optionee may participate in the Offer.

Q8:    Am I an Eligible Optionee?

You are an Eligible Optionee if you were granted an Eligible Option and, as of the Expiration Time, you are (1) a current employee of ScanSource and (2) subject to taxation in the United States in respect of your Eligible Option(s). However, none of the members of our Board of Directors is eligible to participate in the Offer, and none of our executive officers is eligible to participate in the Offer.

If you are an Eligible Optionee, you should have received an email containing a personalized Election Form that describes your Eligible Option(s). If you believe that you are an Eligible Optionee and if you have not yet received an email containing your personalized Election Form, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

Q9:    If I live outside of the United States, may I participate in the Offer?

If you are an Eligible Optionee who is subject to taxation in the United States, you may participate in the Offer regardless of where you live.

Q10:    Does the Offer apply to shares of ScanSource common stock that I currently own?

No. The Offer relates only to Eligible Options that are currently unexercised.

Q11:    Does Section 409A or the Offer apply to shares I purchased through the ScanSource Employee Stock Purchase Plan?

No. The additional tax under Section 409A does not apply to shares purchased through ScanSource’s Employee Stock Purchase Plan. For this reason, the Offer does not apply to any of such shares.

Q12:    Does Section 409A apply to my out-of-the-money options?

All options granted on the dates listed in Attachment A are considered discounted, even if their exercise price currently exceeds the current stock price. Therefore Section 409A will apply to any Eligible Options with an exercise price currently greater than our stock price.

Q13:    What happens to the portion of my Eligible Option that I have already exercised?

Pursuant to the transitional relief and final regulations provided under Section 409A, if you exercised your Eligible Option (or portion thereof) on or prior to December 31, 2005, that exercised portion should not be subject to the adverse personal tax consequences under Section 409A.

However, if you exercised your Eligible Option(s) (or a portion thereof) during calendar year 2006 or 2007, no similar transitional relief has been expressly provided by the IRS. The exercised Eligible Option(s) (or a portion thereof) may be subject to adverse personal tax consequences under Section 409A (and similar state tax laws).

Accordingly, for Eligible Options exercised in 2006 and from January 1, 2007 up to and including November 6, 2007, ScanSource has determined that it will make a special payment to optionees consisting of (i) an amount to cover the optionees’ Section 409A taxes associated with such exercises, and (ii) an amount to cover federal and state income and Medicare tax obligations on this special payment. In addition, for all Eligible Options exercised between January 1, 2004 and May 1, 2007, ScanSource intends to pursue an arrangement with the IRS whereby ScanSource would pay to the IRS on behalf of the holders of such options a stipulated amount in satisfaction of any tax obligations resulting from the loss of incentive stock option status.

Q14:    What happens to the portion of my Eligible Option(s) that was vested as of December 31, 2004?

Under Section 409A and the final regulations issued thereunder, stock options (or any portion of a stock option) that were vested as of December 31, 2004 are exempted, or “grandfathered,” from the adverse personal tax treatment under Section 409A. Therefore, these options are not eligible for the Offer and the exercise price of these options will not change, regardless of whether you accept the Offer or not.

Q15:    Will the vesting of my Eligible Option(s) change if I participate in the Offer?

No. Your Eligible Option(s), as amended by the Offer, will continue to be subject to the current vesting schedule.

Q16:    Will the number of shares subject to my Eligible Option(s) change if I participate in the Offer?

No. The number of shares of our common stock subject to the Eligible Option(s) will not change as part of the Offer. The number of shares of our common stock subject to Eligible Options would only change in accordance with the terms of the applicable Plan in the event of certain changes in the capitalization of ScanSource between the time the Offer commences and the Expiration Time (such as a stock split).

Q17:    Why am I receiving this Offering Memorandum? Why does this Offering Memorandum refer to the “tendering” of my Eligible Option(s)? What does “tender” mean?

We are offering to amend the Eligible Options in a way that requires the consent of the Eligible Optionee. The SEC may take the position that we are, in effect, offering a new option to you in exchange for your existing option, or asking you to “tender” your Eligible Option(s) to us and in exchange we will give you Amended Option(s). The SEC requires that if we are asking you to “tender” your Eligible Option(s), then we must make certain filings with the SEC and provide you with disclosures such as those contained in this Offering Memorandum. This Offering Memorandum contains the official terms and conditions of our Offer.

We will occasionally refer in this document to you “tendering” your Eligible Option(s) for amendment, by which we mean that you will make your election to permit ScanSource to amend the Eligible Portion(s) of your Eligible Option(s) upon the expiration of the Offer.

Questions About the Corrected Exercise Price

Q18:    Who sets the Corrected Exercise Price?

The Corrected Exercise Price is the closing stock price on the Eligible Option’s accounting measurement date as determined for purposes of our Amended Annual Report on Form 10-K/A for the fiscal year ended June 30, 2006, filed with the SEC on June 18, 2007. The price is higher than your original exercise price. The amount of this increase ranges from $1.48 to $7.43 per share, as adjusted for stock dividends effected by ScanSource on January 28, 2003 and June 5, 2006.

Q19:    If I elect to amend my Eligible Option, does the applicable Corrected Exercise Price apply to all of the shares subject to that Eligible Option?

No. The Corrected Exercise Price applies only to the shares subject to the Eligible Portion of an Eligible Option that is amended pursuant to the Offer. The other shares that may be purchased upon the exercise of your Eligible Option(s) (i.e., the shares that you purchase upon the exercise of the Ineligible Portion) will be purchased at the original exercise price (as adjusted for the stock dividends effected by ScanSource on January 28, 2003 and June 5, 2006 and any similar event in the future under the terms of the Plans).

Q20:    If I elect to amend my Eligible Option(s), when can I exercise?

If you have properly accepted the Offer, ScanSource will amend the Eligible Portion(s) of your Eligible Option(s), effective as of the Expiration Time (such date, the “Amendment Date”) to reflect the Corrected Exercise Price. Please note that, due to the complexity of amending just the Eligible Portions of your Eligible Options in our stock database, your Amended Options may not be available for exercise for up to five (5) business days following the Expiration Time. Any exercise of your stock options must comply with ScanSource’s policy on insider trading in securities. In addition, you may not exercise your unvested stock options.

Questions About Deciding Whether to Participate in the Offer

Q21:    Am I required to participate in the Offer?

No. Participation in the Offer is voluntary and you are not required to amend your Eligible Option(s). However, the Offer is a one-time-only opportunity and ScanSource is not considering making any additional tender offers or providing Eligible Optionees with additional opportunities to amend their Eligible Options to avoid the potentially adverse tax consequences of Section 409A.

Q22:    If I accept the Offer, am I guaranteed that the Eligible Portion of my Eligible Option(s) will not be subject to the adverse personal tax consequences under Section 409A?

No. Although we believe that the Offer complies in good faith with available guidance to avoid the potentially adverse personal tax consequences of Section 409A and applicable state laws of similar effect, there is a chance that future guidance issued by the IRS may modify how and when you must recognize and report certain taxes, interest and penalties under Section 409A with respect to your Eligible Options.

Please see Section 12 of this Offering Memorandum for more detailed information regarding potential tax consequences of the Offer.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q23:    If I choose to participate in the Offer, am I required to amend the entire Eligible Portion of my Eligible Option? If I hold more than one Eligible Option, may I elect to amend only one of those Eligible Options?

If you tender an Eligible Option for amendment, you must tender the entire Eligible Portion of that Eligible Option. If you hold more than one Eligible Option, and you wish to participate in the Offer, you must tender all of your Eligible Options. You may not tender less than all of your Eligible Options.

Q24:    What happens if I hold an Eligible Option and I do not participate in the Offer?

If you do not elect to participate in the Offer then ScanSource will not amend any of your Eligible Option(s) to reflect the new applicable Corrected Exercise Price(s).

In such a case, you should be aware that ScanSource will treat your Eligible Options not amended pursuant to the Offer as subject to the adverse personal tax consequences under Section 409A (and applicable state tax laws) and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options after November 6, 2007. See Section 12 of this Offering Memorandum for more detailed information regarding the tax consequences of not participating in the Offer.

Q25:    Will my decision about whether or not to participate in the Offer affect my eligibility to receive future equity awards from ScanSource?

No. Your decision to accept or reject the Offer will have no effect on your eligibility to receive additional option grants or other equity awards in the future from ScanSource. Any additional equity awards granted to Eligible Optionees in the future will be made in the sole discretion of ScanSource, without regard to an Eligible Optionee’s decision to accept or reject the Offer.

Q26:    What does ScanSource think of the Offer?

Although the Board has approved the Offer, neither ScanSource nor our Board of Directors makes any recommendation as to whether you should participate in the Offer. You must make your own decision as to whether to accept the Offer and amend the Eligible Portion(s) of your Eligible Option(s). You should carefully review this Offering Memorandum, all of the Exhibits to the Schedule TO available at www.sec.gov and the Attachments hereto in their entirety before deciding whether to elect to participate in the Offer. We strongly recommend that you consult with your personal financial, tax, and legal advisors to determine whether to accept or decline the Offer.

Q27:    Can anyone at ScanSource help me decide whether I should participate in the Offer?

We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Option(s) pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offering Memorandum, the Attachments and the Exhibits to the Schedule TO available at www.sec.gov. If anyone makes any such recommendation or representation to you or gives you any such information, you may not rely upon that recommendation, representation or information as having been authorized by ScanSource. We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q28:    What risks should I consider in deciding whether to participate in the Offer?

In amending your Eligible Option(s), you should carefully consider the tax risks, the procedural risks and the risks that are part of our business and financial condition, all of which are described beginning on page 1 of this Offering Memorandum.

Q29:    Where can I find more information about the Offer?

The full terms and conditions of the Offer are set forth in this Offering Memorandum, including the Attachments hereto and the Exhibits to the Schedule TO available at www.sec.gov. You should carefully read this Offering Memorandum in its entirety to learn about the Offer.

Questions About the Process of Making an Election Under the Offer

Q30:    If I am an Eligible Optionee, how do I make an election to participate in the Offer?

If you are an Eligible Optionee, you should have received an email containing a personalized Election Form that describes your Eligible Option(s) (including the Eligible Portion(s) thereof) and gives you instructions on how to submit the Election Form in order to make an election. If you believe you may be an Eligible Optionee and have not yet received an email containing your personalized Election Form, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

If you wish to accept the Offer, you must:

1.	Properly complete and manually sign your personalized Election Form.

2.	Deliver the completed and signed Election Form via email (such as a PDF or other scanned image of the signed document) to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615.

Submissions by any other means, including overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other person, email address or fax number, are not permitted. Your election must be made by 11:59 p.m., Eastern Time, on Thursday, December 6, 2007 (or a later termination date if we extend the Offer). Any election not received by the Expiration Time will be disregarded.

Please print and keep a copy of your Election Form after you make your election for your records.

Q31:    If I am an Eligible Optionee but I do NOT want to amend my Eligible Option(s), do I need to make an election?

If you do not elect to amend your Eligible Options by the Expiration Time, you will be deemed to have made an election to not amend your Eligible Options. In such a case, ScanSource believes that the adverse personal tax consequences under Section 409A (and similar state tax laws) would apply to your Eligible Option, and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options after November 6, 2007.

Q32:    During what period of time may I make my election?

The Offer, and your right to tender or not to tender your Eligible Option for amendment, and your right to withdraw or change any previous election to tender or not to tender your Eligible Option for amendment, expires at 11:59 p.m., Eastern Time, on Thursday, December 6, 2007 (the “Expiration

Time”), unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open.

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires. You must submit your Election Form (and any subsequent withdrawal thereof) before the extended Expiration Time. If we do not receive your Election Form (or any withdrawal thereof) before the Expiration Time, you will not be able to amend your Eligible Option.

Q33:    How will I know if the period of time during which the Offer will remain open is extended?

If we extend the length of time during which the Offer is open, we will issue an announcement before the Expiration Time. Any announcement relating to the Offer will be sent promptly to all Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change, which may include an email communication from ScanSource.

Q34:    What happens if I elect to participate in the Offer, but my service with ScanSource terminates prior to the Expiration

Time?

You may only participate in this Offer if you are an employee of the Company at the Expiration Time of the Offer. See Section 1 of this Offering Memorandum. If, for any reason, you are not an employee of the Company or a successor entity through the Expiration Time, you will not be entitled to participate in this Offer, your Eligible Options will not be amended in connection with this Offer and you will not be entitled to receive any Make Whole Payments in connection with this Offer. Instead, you will keep all of your Eligible Options in their unamended form.

Q35:    If my service with ScanSource terminates before the Offer expires and therefore I cannot participate in the Offer, what happens to my Eligible Options?

Your stock options, including Eligible Options, will expire (i) on the date of your termination of service with ScanSource, if such termination is for Cause (as defined in the Plans), (ii) one year after the date of your termination of service with ScanSource, if such termination is due to your death or disability, or (iii) three months after the date of your termination of your service with ScanSource for any other reason. Following your termination of your service with ScanSource and prior to the expiration of your stock options, you (or your designated representative) may exercise your stock options, including Eligible Options, that were vested as of the date of your termination of service. You will potentially be subject to adverse tax consequences under Section 409A, for which you will be solely responsible. See Section 12 of this Offering Memorandum.

Q36:    If I am no longer an employee of ScanSource on January 1, 2008, am I still entitled to my Make Whole Payment if my

Eligible Options are amended under this Offer?

Yes. Subject to the terms of this Offer and upon our acceptance of your election to amend your Eligible Options, you will receive, promptly following the expiration of this Offer, an “Amendment to Stock Option Agreement and Promise to Make Cash Payment” evidencing your right to receive the Make Whole Payment. The Make Whole Payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. You will receive the Make Whole Payment on or before your first scheduled regular payroll date in January 2008 that would have taken place had you been employed with us.

Q37:    What happens if I have an Eligible Option that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

Any Eligible Option beneficially owned by a person who is not our employee may not be amended in this Offer (even if legal title to that portion of those options is held by you and you are an Eligible Optionee). For instance, an Eligible Optionee holds an Eligible Option to purchase 3,000 shares that is subject to a domestic relations order. Under the order, Eligible Options to purchase 1,000 shares are beneficially owned by the Eligible Optionee’s former spouse. Assume that the Eligible Optionee previously exercised the option to purchase 750 shares. Accordingly, the Eligible Optionee may only elect to amend the Eligible Option with respect to the remaining 1,250 shares (3,000 shares minus 1,000 shares subject to the domestic relations order minus 750 shares already purchased), or the Eligible Optionee may elect not to participate in this Offer at all.

Q38:    Can I change my election after I have submitted my election?

You may withdraw your previously submitted election at any time prior to the Expiration Time. To validly withdraw a previously submitted Election Form, you must:

1.	Properly complete and manually sign the attached Withdrawal Form.

2.	Deliver the completed and signed Withdrawal Form via email (such as a PDF or other scanned image of the signed document) to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615.

Submissions by any other means, including overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other person, email address or fax number, are not permitted.

You may not rescind any Withdrawal Form, however, you may change your election by properly resubmitting a new Election Form indicating your acceptance of the Offer prior to the Expiration Time. This new Election Form must be properly completed, signed and dated after your original Election Form and after your previous Withdrawal Form and received by us prior to the Expiration Time. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form or Withdrawal Form before the Expiration Time.

Q39:    Can I exercise my Eligible Option(s) prior to the Expiration Time?

No. ScanSource will not permit you to exercise any portion of your Eligible Option(s) during the term of the Offer.

Q40:    Will ScanSource tell me if there is a problem with my election?

Please note that ScanSource is not obligated to give you notice of any problems with your election and no one will be liable for failing to give notice of any defects or irregularities. Also note that an Acknowledgement of Receipt of Election Form/Withdrawal Form email does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer.

Q41:    How will you determine if I have properly accepted the Offer?

ScanSource will determine, in its discretion, all questions as to the form and validity, including time of receipt, of documentation related to the Offer. Our determinations regarding these matters will be final and binding. We reserve the right to reject any Election Form or any options under this Offer that we determine are not eligible for amendment or that we determine are unlawful to accept. No election with respect to Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by you or waived by us. We have no obligation to give notice of any defects or irregularities in any Election Form and/or Withdrawal Form, and we will not incur any liability for failure to give any notice.

Q42:    If I accept the Offer, when will my Eligible Option(s) be amended and when will I receive my Make Whole Payment?

Unless we amend or terminate the Offer in accordance with its terms, ScanSource will amend the Eligible Portion of those Eligible Options as to which you properly made a valid election (and did not validly revoke that election) effective as of the Expiration Time (such date, the “Amendment Date”, is currently expected to be Thursday, December 6, 2007) to reflect the applicable Corrected Exercise Price. Please note that, due to the complexity of amending just the Eligible Portions of your Eligible Options in our stock database, your Amended Options may not be available for exercise for up to five (5) business days following the Expiration Time.

Any Make Whole Payment owed to you for an Eligible Option with respect to which you have elected to accept this Offer will be paid to you, less any applicable tax withholding, on the first regular payroll date following January 1, 2008. The delay in the Make Whole Payment is required under IRS guidance in order to avoid adverse tax consequences under Section 409A of the Code. Promptly following the Expiration Time, we will send you a document entitled “Amendment to Stock Option Agreement and Promise to Make Cash Payment” evidencing the amendment of the Eligible Options you elected to amend and your right to receive Make Whole Payments with respect to the amendment of your Eligible Options. The Make Whole Payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. See Section 1 of this Offering Memorandum.

Q43:    Is there any reason why my Eligible Option(s) would not be amended if I make an election to accept the Offer?

The Offer is subject to the terms and conditions described in this Offering Memorandum. We will only accept elections as to the Eligible Portion(s) of the Eligible Option(s) that are properly submitted for amendment and not validly withdrawn in accordance with Sections 4 and 5 of this Offering Memorandum before the Expiration Time. We may, however, reject any or all elections to the extent that we determine they were not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Option(s) tendered for amendment or to the extent certain conditions described in this Offering Memorandum exist which in our reasonable judgment make it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offering Memorandum.

Q44:    Once my options are accepted, is there anything I must do to receive the cash payments with respect to the amendment of my options?

No. You do not need to do anything in order to receive your Make Whole Payments. The Make Whole Payment, less any applicable tax withholding, with respect to the amendment of Eligible Options will be made on the first regular payroll date following January 1, 2008. Promptly following the Expiration Time, we will send you a document entitled “Amendment to Stock Option Agreement and Promise to Make Cash Payment” evidencing the amendment of the Eligible Options you elected to amend and your right to receive Make Whole Payments with respect to the amendment of your Eligible Options. The Make Whole Payment will not be subject to any vesting conditions or otherwise be subject to forfeiture, and is nontransferable. See Section 1 of this Offering Memorandum.

Once the Offer has expired and your election with respect to options has been accepted, your Eligible Options will be amended. There is nothing that you must do with respect to such amendment. Your Eligible Options will be amended as of the Expiration Time. See Section 1 of this Offering Memorandum.

Questions About the Tax Consequences of the Offer

Q45:    What are the tax consequences to me under Section 409A if I do not accept the Offer?

If you do not accept the Offer as to your Eligible Option(s), we believe you will be subject to taxation as described in Q3 above. You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and certain states’ tax laws) on your Eligible Option(s). Based on the available facts, ScanSource will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, the income that should be recognized by you under Section 409A in connection with those Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options after November 6, 2007.

Q46:    What are the tax consequences to me if I accept the Offer and amend the Eligible Portion(s) of my Eligible Option(s)

and receive the Make Whole Payment?

If you accept the Offer to amend the Eligible Portion(s) of your Eligible Option(s), the amendment of your Eligible Option(s) should not be a taxable event for U.S. federal income tax purposes. We believe that we have complied in good faith with the final regulations issued under Section 409A and other available guidance with respect to offering to amend Eligible Options pursuant to the Offer to avoid the potentially adverse personal tax consequences of Section 409A (and applicable state laws of similar effect). Accordingly, we believe that based on available guidance, you should not be subject to the adverse tax consequences of Section 409A if you accept the Offer to amend the Eligible Portion of your Eligible Option(s).

However, you will recognize taxable income when you receive any Make Whole Payments and we will report such payments as income on your W-2. In addition, you may have taxable income when you exercise your Amended Options or when you sell shares of common stock underlying those options. See Section 12 of this Offering Memorandum.

You are strongly encouraged to consult with your personal tax, financial and legal advisors to determine whether or not to accept the Offer.

Q47:    If my Eligible Option was an incentive stock option, will my Amended Option also be an incentive stock option?

No. Your Amended Option will be treated as a nonqualified stock option for U.S. federal income tax purposes, even if your Eligible Option was intended to be an incentive stock option at the time of grant. To qualify as an incentive stock option, an option must have an exercise price that is at least equal to the fair market value of the company’s stock on the date of grant. Your Eligible Option(s) was granted with an exercise price below the fair market value of the common stock underlying the option on the date determined to be the option’s accounting measurement date. Therefore, the Eligible Option(s) and consequently the Amended Option(s) do not qualify as incentive stock options. When you subsequently exercise your Amended Option(s), you will recognize immediate taxable income equal to the excess of (1) the fair market value of the purchased shares at the time of exercise over (2) the Corrected Exercise Price paid for those shares, and ScanSource must collect the applicable withholding taxes with respect to such income. See Section 12 of this Offering Memorandum.

For all Eligible Options exercised between January 1, 2004 and May 1, 2007, ScanSource intends to pursue an arrangement with the IRS whereby ScanSource would pay to the IRS on behalf of the holders of such options a stipulated amount in satisfaction of any tax obligations resulting from the loss of incentive stock option status.

Q48:    What happens if the Internal Revenue Code changes again?

Although we believe that the Offer gives our Eligible Optionees an opportunity to avoid certain penalties and other adverse personal tax consequences under Section 409A in light of current guidance, we cannot guarantee that future guidance, or other changes to Section 409A will not affect the tax treatment of your Eligible Option(s) in the future.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

OFFER TO AMEND ELIGIBLE OPTIONS

INTRODUCTION

THE OFFER

1.	ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; THE MAKE WHOLE PAYMENTS; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; TIMING OF MAKE WHOLE PAYMENTS; EXPIRATION AND EXTENSION OF OFFER.

ScanSource, Inc. (“ScanSource”) is offering certain optionees the opportunity to amend certain portions of certain options to purchase ScanSource common stock that were granted under ScanSource, Inc.’s 1997 Stock Incentive Plan, as amended, or the Amended and Restated 2002 Long-Term Incentive Plan, as amended (collectively, the “Plans” and individually, a “Plan”). As described in this Section 1 of the Offer to Amend Eligible Options (the “Offering Memorandum”), ScanSource is offering to amend each Eligible Option (as defined herein) to reflect the “Corrected Exercise Price” (i.e., the fair market value of the common stock underlying the option on the date determined to be the measurement date for accounting purposes). The other material terms and conditions of the Eligible Option (as amended pursuant to the Offer, the “Amended Option”), including any current vesting schedule, will not be affected by the Offer.

We are making the Offer on the terms and subject to the conditions described in this Offering Memorandum, as they may be amended from time to time, and these terms and conditions constitute the “Offer.” The Offer is not conditioned upon the acceptance of the Offer by a minimum number of optionees or the tender of elections to amend options covering a minimum number of shares.

Eligible Optionees

All individuals who were granted an Eligible Option and who, as of the Expiration Time, are (1) current employees of ScanSource and (2) subject to taxation in the United States may participate in the Offer (the “Eligible Optionees”). Unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction, your employment with ScanSource will remain “at-will” regardless of your participation in the Offer and can be terminated by you or us at any time.

None of the members of our Board of Directors (the “Board”) is eligible to participate in the Offer, and none of our executive officers is eligible to participate in the Offer.

Eligible Options

The stock options that are the subject of the Offer have each of the following characteristics (the “Eligible Options”):

•	the options were granted to an Eligible Optionee under the Plans; and

•	the options were granted on any of the dates set forth in Attachment A hereto during calendar years 2003 to 2006 (the “Affected Period”); and

•

the options were granted with an exercise price per share that was less than the fair market value per share of the ScanSource common stock underlying the option on the date determined to be the option’s accounting measurement date.

If you have a question as to whether any option that was granted to you during the Affected Period is an Eligible Option, please see the personalized Election Form emailed to you. If you have questions regarding your Election Form, or you did not receive an email containing your personalized Election Form, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

Only certain portions of an Eligible Option may be amended under the Offer. The portion of an Eligible Option(s) that is eligible to be amended under the Offer has both of the following characteristics (the “Eligible Portion”):

•	the portion of an Eligible Option that vested, or is scheduled to vest, after December 31, 2004; and

•	the portion of an Eligible Option still outstanding and unexercised as of the Expiration Time.

Only Eligible Optionees may participate in the Offer.

Please note that the portions of Eligible Options that (1) are considered “Grandfathered Options” (defined below), (2) have already been exercised, (3) have expired or otherwise been cancelled or (4) are beneficially owned by someone other than the Eligible Optionee are not eligible for the Offer (the “Ineligible Portion”). A “Grandfathered Option” is the portion of an Eligible Option that was vested as of December 31, 2004, and as a result is exempt from the adverse personal tax treatment under Section 409A and therefore is not eligible to participate in the Offer. Any amendment of the Eligible Portion(s) of your Eligible Option(s) will not affect the Ineligible Portion(s) of your Eligible Option(s).

If you are an Eligible Optionee, you should have received an email containing your personalized Election Form that describes your Eligible Option(s) (including the Eligible Portion(s) thereof). If you believe that you are an Eligible Optionee and you have not yet received an email containing your personalized Election Form, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m. Eastern Time.

As of November 5, 2007, options to purchase 1,755,282 shares of ScanSource common stock were outstanding under the Plans with exercise prices of between $3.69 and $32.14. Of these options, the Eligible Portions of the Eligible Options cover an aggregate of 565,338 shares of our common stock. As of November 5, 2007, the shares of common stock issuable upon the exercise of the Eligible Portions of the Eligible Options represent approximately 32.2% of the total shares of common stock issuable upon exercise of all options outstanding under the Plans and approximately 2.81% of the total outstanding shares of ScanSource’s common stock.

The Proposed Amendment

The Offer is an offer to amend your Eligible Option(s) to increase the original exercise price of the Eligible Portion(s) to the applicable Corrected Exercise Price(s) and to pay you a Make Whole Payment with respect to the Eligible Portions of your Amended Options. The Corrected Exercise Price is the fair market value of our stock on the date determined to be the accounting measurement date for your Eligible Options. The table set forth in Attachment A hereto sets forth the original date of grant, the original exercise price and the Corrected Exercise Price for the Eligible Options. In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on the NASDAQ Global Select Market, previously the Nasdaq National Market (“NASDAQ”). Accordingly, the Corrected Exercise Price(s) in the table set forth in Attachment A hereto reflects the closing price of our common stock on NASDAQ on the applicable accounting measurement date for the Eligible Options. The Corrected Exercise Prices are between $1.48 and $7.43 higher than the original exercise prices, depending on the date of grant.

Eligible Options amended pursuant to the Offer (as previously defined, the “Amended Options”) will have the same material terms and conditions as prior to the amendment, including the same vesting schedule and expiration date, except that the Eligible Portions of the Amended Option will have a new exercise price.

You are not required to tender your Eligible Option(s) for amendment. If you elect to tender an Eligible Portion(s) of your Eligible Option(s), you must tender the entire Eligible Portion(s). If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Option(s). You may not tender less than all of your Eligible Options.

You may not tender stock options that are not Eligible Options. If you hold more than one ScanSource stock option, you may hold both Eligible Option(s) and options that are not affected by Section 409A. Your personalized Election Form will identify which of your stock options is an Eligible Option for purposes of the Offer.

The Make Whole Payments

You will receive a Make Whole Payment equal to the difference between the Corrected Exercise Price per share of your Amended Option and the original exercise price per share of your Eligible Option multiplied by the number of shares subject to the Eligible Portions of your Amended Option, plus an additional “gross-up” amount to reimburse you for the Medicare tax obligations arising from such cash payment, in the manner described below.

Each such Make Whole Payment will be paid, less applicable tax withholding, on the first regular payroll date following January 1, 2008. The delay in the cash payment is required under guidance issued by the IRS.

Promptly following the expiration of the Offer, we will send you a document entitled “Amendment to Stock Option Agreement and Promise to Make Cash Payment” evidencing the amendment of the Eligible Options you elected to amend and your right to receive Make Whole Payments with respect to the amendment of your Eligible Options.

Additional Considerations

In deciding whether to accept the Offer to amend your Eligible Option(s) to reflect the applicable Corrected Exercise Price(s), you should know that ScanSource continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options in the ordinary course of business to our current and new employees, including our executive officers. Our employees, including our executive officers, from time to time acquire or dispose of our securities.

The Amended Options

Unless we amend or terminate the Offer in accordance with its terms, ScanSource will amend the Eligible Options as to which participating Eligible Optionees properly made a valid election (and did not validly revoke that election), effective as of the Expiration Time (such date, the “Amendment Date”), is currently expected to be Thursday, December 6, 2007) to reflect the applicable Corrected Exercise Price(s) as applicable to the Eligible Portion(s).

The amendment of the Eligible Portion of an Eligible Option pursuant to the Offer will not affect the terms and conditions of the Eligible Portion, other than as to the exercise price, and will not affect the Ineligible Portion of the Eligible Option. Each Amended Option will continue to be subject to the same vesting schedule as in effect prior to the amendment pursuant to the Offer. The number of shares of our common stock subject to each Amended Option will be equal to the number of shares of our common stock subject to the Eligible Option prior to the amendment (except as such number may be adjusted in the event of certain corporate changes as currently provided in the Plans).

Each Amended Option (including the Ineligible Portion, if any) will continue to be subject to the terms and conditions of the Plans. The terms of the Plans permit us to amend outstanding options with the written consent of the optionholder. The Plans are administered by a committee appointed by our Board to administer the Plans, specifically the Compensation Committee. All shares of common stock issuable upon exercise of options under the Plans, including the shares that will be issuable upon exercise of the Amended Options, have been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), on one or more Registration Statements on Form S-8 filed with the SEC. Additional information about the Plans may be found in the Plans, which are filed as exhibits to the Schedule TO available at www.sec.gov and are incorporated herein by reference, and in the S-8 Registration Statements and the related Prospectuses prepared in connection with the Plans. Please send an email to john.ellsworth@scansource.com to request copies of the Plans and the related Prospectuses. Copies will be provided promptly and at our expense. You should carefully review the current terms of your Eligible Options, as well as the Plans and Plan Prospectuses.

Please note, however, that the Offer is subject to the terms and conditions described in this Offering Memorandum. As further described in Section 6 below, we will only accept elections as to the Eligible Portions of the Eligible Options that are properly submitted for amendment and not validly withdrawn (in accordance with Sections 4 and 5 of this Offering Memorandum) before the Expiration Time. We may, however, reject an election to the extent that we determine it was not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Option tendered for amendment or to the extent certain conditions described in this Offering Memorandum exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offering Memorandum.

Timing of Make Whole Payments

Any Make Whole Payment owed to you with respect to the Eligible Portions of your Amended Options will be paid to you, less any applicable tax withholding, on the first regular payroll date following January 1, 2008. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture, and is nontransferable. Promptly following the Expiration Time, we will send you a document entitled “Amendment to Stock Option Agreement and Promise to Make Cash Payment” evidencing the amendment of the Eligible Options you elected to amend and your right to receive Make Whole Payments with respect to the amendment of your Eligible Options. If you do not receive a document entitled “Amendment to Stock Option Agreement and Promise to Make Cash Payment” within five business days after the Expiration Date, please contact John Ellsworth at (864) 286-4682 or john.ellsworth@scansource.com.

Expiration and Extension of Offer

The Offer, your right to tender or not to tender your Eligible Option(s) for amendment, and your right to withdraw or change any previous election to tender or not to tender your Eligible Option(s) for amendment, expires at 11:59 p.m., Eastern Time, on Thursday, December 6, 2007, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If you wish to accept the Offer, you must properly submit your Election Form before the Expiration Time. Any prior election that is not changed before the Expiration Time will be irrevocable after that time.

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires and we must receive the required election documents before the extended Expiration Time. Section 13 of this Offering Memorandum describes our rights to extend, terminate and amend the Offer.

If you do not elect to amend the Eligible Portion(s) of your Eligible Option(s) before the Expiration Time, the Eligible Portion(s) will remain subject to the current terms, including the current exercise price(s), exercise schedule(s) and expiration date(s). You should be aware that we believe adverse personal tax consequences under Section 409A will apply to each of your Eligible Option(s) if not amended pursuant to the Offer, and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A (and related state tax laws) resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options after November 6, 2007. We encourage you to consult your personal tax, legal, and financial advisors.

2.	PURPOSE OF THE OFFER.

ScanSource has determined that certain stock options that were approved for grant under the Plans were granted at a discount from fair market value for accounting purposes and, therefore, are subject to adverse personal tax consequences under Section 409A and the final regulations and other guidance issued by the IRS thereunder. Section 409A, effective January 1, 2005, was added by the American Jobs Creation Act of 2004 to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under Section 409A, deferred compensation includes stock options granted with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

Under current guidance, we believe that the following adverse U.S. federal tax consequences apply to the Eligible Options that are not amended pursuant to the Offer:

•

For discounted options which remain unexercised as of the end of a year after 2004, the optionee would generally recognize taxable income in the tax year(s) after 2004 when the discounted option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. Based on currently available guidance, such taxation would be based on the value of the shares on December 31 of the applicable year. Please note that taxation could occur in such manner even though the discounted option remains unexercised.

•

The optionee would generally recognize taxable income in the tax year(s) after 2005 when the discounted option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

•	The optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.

•	The optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

In addition to the federal tax implications discussed above, some states have adopted provisions similar to Section 409A such that a state tax would be payable as the discounted options vest and so you may incur additional taxes and penalties under these state law provisions based on the state in which you are subject to taxation.

The Offer is being made to permit Eligible Optionees to address the potential adverse tax consequences that would apply to their Eligible Options under Section 409A, by amending these options with terms that we believe should avoid the application of such adverse federal tax treatment. However, you should note that the application of Section 409A (and similar state tax laws) to the Eligible Options is not entirely free from doubt. See Section 12 of this Offering Memorandum.

Neither we nor our Board make any recommendation as to whether you should accept the Offer to amend the Eligible Portion(s) of your Eligible Option(s), nor have we authorized any person to make any such recommendation. You must make your own decision regarding whether to accept the Offer, after taking into account your own personal circumstances and preferences. You should be aware that we believe adverse personal tax consequences under Section 409A (and state tax laws that are similar to Section 409A) will apply to each of your Eligible Option(s) if it is not amended pursuant to the Offer and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options after November 6, 2007. You are urged to evaluate carefully all of the information in the Offering Memorandum and to consult your own investment, legal and tax advisors.

3.	STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER.

If you choose not to accept the Offer to amend your Eligible Option(s), your Eligible Option(s) will remain outstanding in accordance with the existing terms and ScanSource will treat them as subject to adverse personal tax consequences under Section 409A (and similar state tax laws) with respect to the Eligible Portion(s). You will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options after November 6, 2007.

4.	PROCEDURES FOR AMENDING ELIGIBLE OPTIONS.

Obtain Personalized Election Form. In an email sent in connection with the Offer, each Eligible Optionee is receiving a personalized Election Form. The Election Form will contain a personal summary of your Eligible Options, including the original exercise price of the Eligible Options, the new exercise price of such Eligible Options if amended pursuant to this Offer, a description of any potential Make Whole Payment with respect to each Eligible Option that is amended and other relevant information. The Election Form must be properly completed and returned to us prior to the Expiration Time in order to elect to have Eligible Options amended pursuant to the Offer. If you believe you are an Eligible Optionee and you did not receive an email containing your personalized Election Form, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

Submit Your Election. If you are an Eligible Optionee and wish to accept the Offer, you must:

1.	Properly complete and manually sign your personalized Election Form.

2.	Deliver the completed and signed Election Form via email (such as a PDF or other scanned image of the signed document) to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615.

Submissions by any other means, including overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other person, email address or fax number, are not permitted. If you make an election for a particular Eligible Option, such election will apply to the entire Eligible Portion of such Eligible Option.

Your Election Form must be properly received by 11:59 p.m., Eastern Time, on Thursday, December 6, 2007 (or a later termination date if we extend the Offer). Any election not properly received by the Expiration Time will be disregarded. If you do not submit your election before the Offer expires, it will have the same effect as if you rejected the Offer.

Acknowledgement of Election. We intend to confirm the receipt of your Election Form (and any subsequent withdrawal thereof) by sending you an “Acknowledgement of Receipt of Election Form/Withdrawal Form email” within five (5) business days after receipt. Please note that an Acknowledgement of Receipt of Election Form/Withdrawal Form email does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer. If you have not received an Acknowledgement of Receipt of Election Form/Withdrawal Form email by such time, please call John Ellsworth at (864) 286-4682, Monday through Friday at during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

Acceptance of Elections. As further described in Section 6 and 13 of this Offering Memorandum, while we may later extend, terminate or amend the Offer, we currently expect to accept all properly submitted elections promptly following the deadline of 11:59 p.m., Eastern Time, on Thursday, December 6, 2007 (or a later termination date if ScanSource extends the Offer). If you do not submit your election before the Offer expires, it will have the same effect as if you rejected the Offer. However, as further described in Section 6 of this Offering Memorandum, we may decline to amend any Eligible Options to the extent that we determine the election is not properly completed or submitted or to the extent that we determine it would be unlawful to accept an Eligible Option for amendment.

5.	CHANGE IN ELECTION.

To validly withdraw a previously submitted Election Form, you must:

1.	Properly complete and manually sign the attached Withdrawal Form.

2.	Deliver the completed and signed Withdrawal Form via email (such as a PDF or other scanned image of the signed document) to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615.

Submissions by any other means, including overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other person, email address or fax number, are not permitted.

You may not rescind any Withdrawal Form, however, you may change your election by properly resubmitting a new Election Form indicating your acceptance of the Offer prior to the Expiration Time. This new Election Form must be properly completed, signed and dated after your original Election Form and after your previous Withdrawal Form and received by us prior to the Expiration Time. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election or Withdrawal Form before the Expiration Time.

Your election must be made by 11:59 p.m., Eastern Time, on Thursday, December 6, 2007 (or a later termination date if we extend the Offer). Any attempt to change your elections will be disregarded if not made by the Expiration Time.

Acknowledgement of Election. We intend to confirm the receipt of your Election Form (and any subsequent withdrawal thereof) by sending you an “Acknowledgement of Receipt of Election Form/Withdrawal Form email” within five (5) business days after receipt. Please note that an Acknowledgement of Receipt of Election Form/Withdrawal Form email does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer. If you have not received an Acknowledgement of Receipt of Election Form/Withdrawal Form email by such time, please call John Ellsworth at (864) 286-4682, Monday through Friday during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

6.	ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT.

Acceptance of Elections. While we may later extend, terminate or amend the Offer, we currently expect to accept for amendment all elections properly submitted (and not subsequently withdrawn) in respect of the Eligible Portion of Eligible Options promptly following the Expiration Time (which we currently expect to be 11:59 p.m., Eastern Time, on Thursday, December 6, 2007 (or a later termination date if ScanSource extends the Offer)). If elections from all Eligible Optionees as to all of the Eligible Options are made, then, subject to the terms and conditions of the Offer, we will amend options to purchase a total of approximately 338,338 shares of our common stock, or approximately 1.3% of the total shares of our common stock outstanding as of November 5, 2007.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our sole discretion, all questions as to the number of shares subject to the Eligible Options and the Eligible Portion(s) of the Eligible Option(s), as well as the validity, form, eligibility (including time of receipt) and acceptance of elections submitted. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all elections to the extent that we determine they were not properly submitted or to the extent that we determine it is unlawful to accept an Eligible Option that you elected to amend.

We may waive any or all of the conditions of the Offer for all Eligible Optionees. If we waive a condition to the Offer for any one Eligible Optionee, the condition will be waived for all Eligible Optionees.

We may waive any defect or irregularity in any election with respect to any particular option or any particular Eligible Optionee. No Eligible Option(s) will be accepted for amendment until all defects or irregularities in the submission have been cured by the Eligible Optionee or waived by us. However, neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to amend any Eligible Option, and no one will be liable for failing to give notice of any such defects or irregularities.

Our Acceptance Constitutes an Agreement. Your acceptance of the Offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Our acceptance of your properly submitted election will form a binding agreement between you and ScanSource on the terms and subject to the conditions of the Offer. If we accept your election to amend your Eligible Option(s), the Eligible Option(s) will be considered automatically amended as to the Eligible Portion(s), effective as of the Amendment Date, without any further action by any party.

7.	CONDITIONS OF THE OFFER.

Notwithstanding any other provision of the Offer, we will not be required to accept the Eligible Option(s) that you elect to amend, and we may terminate or amend the Offer, or postpone our acceptance of the Eligible Option(s) that you elect to amend, in each case if at any time on or after November 7, 2007 and on or before December 6, 2007, or a later date if the Offer is extended, we determine that any of the following events has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to amend:

•

if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

(a)	challenge the making of the Offer or make it illegal for us to accept some or all of the Eligible Options or otherwise restrict or prohibit consummation of the Offer or otherwise relate to the Offer;

(b)	delay or restrict our ability, or render us unable, to accept the Eligible Options for amendment for some or all of the Eligible Options elected for amendment or to pay the Make Whole Payment;

(c)	materially and adversely affect our business, condition (financial or other), income, operations or prospects; or

(d)	restrict our ability to issue equity securities under the Plans or to register such securities on Form S-8;

•

if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us; or if any tax laws or regulations would cause our acceptance of Eligible Options pursuant to the Offer to have an adverse tax effect on you;

•	if there is:

(a)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(b)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

(c)	any outbreak or material escalation of a war, foreign or domestic hostilities or other calamity, crisis or terrorist action;

•	if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

(a)	any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act, has acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before December 6, 2007; or

(b)	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or making a public announcement that it intends to acquire us or any of our assets or securities; or

•

the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us:

(a)	litigation or other proceedings instituted against us or our subsidiaries, or any of our officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental or legislative body, domestic or foreign, in which an unfavorable ruling, decision, action, order, decree or finding resulting from such litigation or proceeding would materially and adversely affect ScanSource (other than litigation disclosed in our SEC filings as of the date of the Offer);

(b)	a material loss or interference with our business or properties from fire, explosion, earthquake, flood or other casualty, whether or not covered by insurance, or from any labor dispute;

(c)	the suspension of trading in our equity securities by the SEC or by the NASDAQ; or

(d)	a material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of foreign or domestic hostilities or other calamity or crisis.

The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Expiration Time and we may waive the conditions to the Offer, in accordance with applicable law, at any time and from time to time before the Expiration Time, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before 11:59 p.m., Eastern Time, on Thursday, December 6, 2007 (or a later termination date if the Offer is extended).

Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in the Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Optionees.

We currently expect that we will accept promptly after the Expiration Time all elections that are properly submitted and have not been validly withdrawn prior to the Expiration Time.

The Offer is not conditioned upon any financing arrangement or financing plans.

8.	PRICE RANGE OF COMMON STOCK.

There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our common stock, which are quoted on NASDAQ under the symbol “SCSC.” The following table sets forth the high and low sales price per share of our common stock for the periods indicated.

	High	Low

Fiscal Year ending June 30, 2008

Second Quarter (through November 5, 2007)	$39.50	$28.06

First Quarter	$34.14	$25.44

Fiscal Year ended June 30, 2007

Fourth Quarter	$33.98	$26.41

Third Quarter	$30.78	$25.22

Second Quarter	$32.39	$28.18

First Quarter	$32.25	$27.59

Fiscal Year ended June 30, 2006

Fourth Quarter	$31.26	$26.33

Third Quarter	$30.48	$26.65

Second Quarter	$30.80	$23.88

First Quarter	$26.05	$21.16

Fiscal Year ended June 30, 2005

Fourth Quarter	$27.75	$20.81

Third Quarter	$34.10	$25.14

Second Quarter	$37.35	$29.75

First Quarter	$34.41	$25.34

As of November 5, 2007, there were approximately 18,200 holders of record and known beneficial holders who together held approximately 25,868,965 shares of our common stock. We have never paid or declared a cash dividend since inception and our Board of Directors does not intend to institute a cash dividend policy in the foreseeable future. Under the terms of our revolving credit facility, the payment of cash dividends is prohibited. Effective June 5, 2006, our Board of Directors approved a two-for-one stock split of the common stock effected in the form of a 100% common stock dividend. The effect of the stock split has been recognized retroactively in all share and per share data.

As of November 5, 2007, the last reported sale price of our common stock, as reported on NASDAQ, was $35.46 per share.

9.	INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS.

The directors and executive officers of ScanSource and their positions and offices as of November 5, 2007 are set forth in the following table:

Name	Age	Position(s) Held With ScanSource

Michael L. Baur	50	Chief Executive Officer; Director

James G. Foody	77	Chairman of the Board; Director

Steven R. Fischer	62	Director

John P. Reilly	59	Director

Michael J. Grainger	55	Director

R. Scott Benbenek	51	President of Worldwide Operations

Richard P. Cleys	56	Chief Financial Officer

Andrea D. Meade	36	Executive Vice President of Operations and Corporate Development

The address of each director and executive officer is c/o ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615 and the telephone number is (864) 288-2432. None of the members of our Board of Directors is eligible to participate in the Offer and none of our executive officers is eligible to participate in the Offer.

As of November 5, 2007, our executive officers and directors as a group (8 persons) held outstanding options to purchase a total of 877,772 shares of our common stock under the Plans. This represented approximately 49.8% of the shares subject to all outstanding options under the Plans as of that date.

The following table sets forth the beneficial ownership of each of our directors and executive officers and all of our executive officers and directors as a group (8 persons) of the aggregate number of shares subject to all outstanding options held by such persons under the Plans as of November 5, 2007. The percentages below are based upon the total number of outstanding options under the Plans.

Name of Optionholder	Number of Outstanding Options Under the Plans Beneficially Owned (Total Options) (#)	Percentage of Options Outstanding under the Plans (%)

Directors:

Michael L. Baur	655,168	37.3%

James G. Foody	0	—

Steven R. Fischer	0	—

John P. Reilly	0	—

Michael J. Grainger	0	—

Executive Officers (Non-Directors):

R. Scott Benbenek	121,738	6.9%

Richard P. Cleys	67,666	3.8%

Andrea D. Meade	33,200	1.8%

All directors and executive officers as a group (8 persons)	877,772	49.8%

None of the members of our Board of Directors is eligible to participate in the Offer, and none of our executive officers is eligible to participate in the Offer. Current executive officers who hold Eligible Options as of November 6, 2007 are as follows:

Name of Optionholder	Outstanding Eligible Options Beneficially Owned (#)	Outstanding Eligible Portion of Eligible Options Beneficially Owned (#)	Eligible Options Owned as a Percentage of all Eligible Options
Michael L. Baur	140,000	140,000	24.0%

R. Scott Benbenek	32,000	28,000	5.6%

Richard P. Cleys	33,000	33,000	5.7%

Andrea D. Meade	15,200	15,200	2.6%

	220,200	216,200	38.6%

As of November 6, 2007, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, to options to purchase our common stock or Eligible Options, including but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations, except for the following:

•	outstanding options to purchase an aggregate of 1,755,282 shares of our common stock pursuant to the Plans;

•

the outstanding stock options granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in Note 6 to our Consolidated Financial Statements as set forth in our Annual Report to Shareholders filed with our Annual Report on Form 10-K for the fiscal year ending June 30, 2007, and in our definitive Proxy Statement for our 2007 Annual Meeting of Shareholders, filed with the SEC on October 23, 2007 (the “Proxy Statement”), which are incorporated herein by reference;

•

for Eligible Options exercised in 2006 and from January 1, 2007 up to and including November 6, 2007, our undertaking to make a special payment to optionees consisting of (i) an amount to cover the optionees’ Section 409A taxes associated with such exercises and (ii) an amount to cover federal and state income and Medicare tax obligations on this special payment;

•

for all Eligible Options exercised between January 1, 2004 and May 1, 2007, we intend to pursue an arrangement with the IRS whereby we would pay to the IRS on behalf of the holders of such options a stipulated amount in satisfaction of any tax obligations resulting from the loss of incentive stock option status. This arrangement would include Eligible Options held by Mr. Richard P. Cleys, Ms. Andrea D. Meade, Mr. R. Scott Benbenek & Mr. Robert S. McLain on the same basis as all other such optionees;

•	the option repricing arrangements for Mr. R. Scott Benbenek and Ms. Andrea D. Meade discussed below in this Section 9;

•	the remediation arrangements discussed below in this Section 9;

•	the contemplated approval by our stockholders of the amendment to our Amended and Restated 2002 Long-Term Incentive Plan as described in the Proxy Statement; and

•	the contemplated annual grant of options to employees, including officers, under the Amended and Restated 2002 Long-Term Incentive Plan.

To our knowledge, neither we, nor our directors, our executive officers or the affiliates of any of our directors or executive officers have engaged in any transaction that involved options to purchase our common stock during the 60 days prior to the date of this Offering Memorandum other than (i) option and restricted stock grants and purchases under ScanSource’s Employee Stock Purchase Plan made in the ordinary course of business pursuant to plans described in our Proxy Statement and (ii) the transactions described below:

•

On each of September 6, September 20 and October 4, 2007, Mr. R. Scott Benbenek acquired 10 shares of our common stock at the closing price of the common stock on the date of purchase and on October 18, 2007, Mr. Benbenek acquired 9 shares of common stock at the closing price of our common stock on the date of purchase, under ScanSource’s Employee Stock Purchase Plan;

•

On November 6, 2007, we entered into agreements with Mr. R. Scott Benbenek and Ms. Andrea D. Meade to increase the exercise prices of each of their outstanding stock options determined to be discounted options for purposes of Section 409A. As adjusted, the exercise price for each such option will be the closing market price for our common stock on the date determined to be the option’s accounting measurement date. 28,000 of Mr. Benbenek’s options were repriced and 15,200 of Ms. Meade’s options were repriced. Also in connection with such repricing, each of Mr. Benbenek and Ms. Meade will receive, respectively, a cash bonus in 2008 in an amount calculated to equal the aggregate difference in the originally stated exercise prices for such options and their adjusted exercise prices ($63,771.47 for Mr. Benbenek and $28,043.75 for Ms. Meade) (and an additional “gross up” amount to reimburse each of them for Medicare tax obligations arising from such payment). Neither Mr. Benbenek nor Ms. Meade was an executive officer at the time of grant of any such options;

•

On November 6, 2007, the Special Committee of our Board of Directors approved, and our Board of Directors and our Compensation Committee acknowledged and accepted, certain remedial actions with respect to certain of our current and former executive officers and directors (the “Remedial Actions”) resulting from the investigation recently undertaken by the Special Committee and subsequent accounting analysis based on the Special Committee’s findings with respect to our stock option grant practices. The Remedial Actions reflect the voluntary offer of appropriate remediation of financial benefits received by such individuals from the options-related issues identified by the Special Committee’s investigation and consist of the following:

o

Mr. Michael L. Baur and Mr. Steven H. Owings each offered, with respect to options for which we had adjusted the measurement date as a result of the Special Committee’s findings and subsequent accounting analysis: (a) for each option which they have already exercised, to pay to us, before the end of our current fiscal year, (1) an amount equal to the difference between the exercise price paid upon the exercise of the option and the market price of the shares on the new measurement date ($202,805.59 for Mr. Baur and $260,167.09 for Mr. Owings) and (2) all amounts to be paid by us to the IRS, including penalties and interest, with respect to amounts required to be withheld because certain options previously treated as incentive stock options will be treated as non-qualified options (estimated as of November 1, 2007 to be $238,225.90 for Mr. Baur and $131,458.93 for Mr. Owings), as such amounts may be finally determined by us, and (b) for options they have not yet exercised, to increase the exercise price of each option to the market price of the shares on the new measurement date, such amounts and prices having been previously determined by us;

o	Mr. Jeffery A. Bryson offered, with respect to options which he had exercised and for which we had adjusted the measurement date, to pay to us an amount equal to the difference between the exercise price paid upon the exercise of the option and the market price of the shares on the new measurement date, such amount being $273,966.12, as previously determined by us;

o	Mr. Steven R. Fischer and Mr. James G. Foody offered, with respect to each option they had exercised and for which we had adjusted the measurement date, to pay to us, before the end of the current fiscal quarter, an amount equal to the difference between the exercise price paid upon the exercise of the option and the market price of the shares on the new measurement date ($6,850.00 for each of Mr. Fischer and Mr. Foody); and

o	The Special Committee determined, with respect to Mr. Robert S. McLain and Mr. Richard P. Cleys, that these officers will not be required to make any payments to us with respect to options that they have exercised. Our Board and our Compensation Committee also determined with respect to Mr. McLain and Mr. Cleys, consistent with the Special Committee’s recommendation, to (a) increase the exercise prices of each of their respective options granted in calendar years 2003-2006 to the closing market price for our common stock on the date determined to be the date of grant of such options, (b) provide each of them a cash bonus in 2008 in an amount calculated to equal the aggregate difference in the original exercise prices for the such options and their adjusted exercise prices, and (c) pay to each of them additional amounts to make them whole with respect to any penalty incurred by them under Section 409A with respect to such options (including in future periods), and directs the officers of ScanSource to execute and deliver all such documents as they determine to be necessary or appropriate to effect such actions (and in the case of (b) above, an additional gross up for Medicare tax obligations arising from such payment and (c) above, additional “gross up” amounts that will be paid to reimburse each of them for federal and state income and Medicare tax obligations arising from such payments). 10,800 of Mr. McLain’s options were repriced and 33,000 of Mr. Cleys’ options were repriced pursuant to this action.

10.	SOURCE OF FUNDS AND ACCOUNTING CONSEQUENCES OF THE OFFER.

We will amend options and pay Make Whole Payments in connection with the amendment of Eligible Options with respect to which proper elections have been made and accepted. We anticipate that we will make such Make Whole Payments, as well as pay related fees and expenses, from cash on hand and cash derived from our operations or drawings under our revolving credit facility. For a description of our revolving credit facility, see our Quarterly Report on Form 10-Q for the fiscal year ended September 30, 2007.

Assuming we receive and accept elections from Eligible Optionees with respect to all options eligible for this Offer, we will amend options to purchase a total of up to 338,338 shares of our common stock, or less than 1.3% of the total shares of our common stock outstanding as of November 5, 2007, and we will pay Make Whole Payments in an aggregate amount of approximately $875,486 with respect to such amendments.

According to Financial Accounting Standards No. 123(R) (“FAS No. 123(R)”), Share-Based Payment, a company modifying an award under FAS No. 123(R) would incur non-cash compensation cost for any incremental difference in fair value between the new award and the old award, measuring the old award’s fair value immediately before the modification. If the Eligible Options are tendered, the modified awards and the bonus payments will likely result in a higher fair value than the original awards.

11.	LEGAL MATTERS; REGULATORY APPROVALS.

Other than SEC disclosure requirements, we are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of the Eligible Option(s) that you elect to amend. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligations under the Offer are subject to conditions, including the conditions described in Section 7 of this Offering Memorandum.

12.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material U.S. federal income tax consequences of the amendment of Eligible Options under the Offer. Before accepting the Offer, we strongly recommend that you consult with your personal financial, tax and legal advisors to determine the federal, state, local and foreign tax consequences of electing or declining to participate in the Offer. Actual tax liability or any penalties as a result of a failure to timely remit the proper amount of taxes will be your responsibility to pay. This discussion is based on the Code, its legislative history, Treasury Regulations (including those in proposed form) and administrative and judicial interpretations as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Optionees.

Tax Consequences Generally Applicable to Nonstatutory Stock Options. Because the Eligible Options were granted with an exercise price below the fair market value of the common stock underlying the options on the dates determined to be the options’ accounting measurement date, the Eligible Options and consequently the Amended Options do not qualify as incentive stock options. Under the Code, no taxable income is recognized by an optionholder upon the grant of a nonstatutory option. In general, the optionholder will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionholder will be required to satisfy the tax withholding requirements applicable to such income. ScanSource will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionholder with respect to the exercised nonstatutory option. The deduction will generally be allowed for the taxable year in which such ordinary income is recognized by the optionholder.

Tax Consequences Related to Eligible Options that Are Not Amended in the Offer. Because Eligible Options were granted with an exercise price that was less than the fair market value of the underlying shares on the date of grant for tax purposes, and if such Eligible Options were not fully vested prior to January 1, 2005 and were not exercised on or prior to December 31, 2005, such Eligible Options will be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A. We believe that the following adverse U.S. federal tax consequences will apply to Eligible Options that are not amended pursuant to the Offer:

•

For discounted options which remain unexercised as of the end of a year after 2004, the optionee would generally recognize taxable income in the tax year(s) after 2004 when the discounted option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. Based on currently available guidance, such taxation would be based on the value of the shares on

December 31 of the applicable year. Please note that taxation could occur in such manner even though the discounted option remains unexercised.

•

The optionee would generally recognize taxable income in the tax year(s) after 2005 when the discounted option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

•	The optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.

•	The optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible Option(s). Please note, however, that ScanSource will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by Eligible Optionees under Section 409A in connection with the Eligible Portion of those Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options after November 6, 2007.

Tax Consequences Related to Eligible Options that Are Not Amended in the Offer as a Result of Termination Of Service. In the event you terminate employment with ScanSource for any reason prior to expiration or termination of the Offer, you will not be entitled to participate in the Offer. In such a case, you will be permitted to exercise your Eligible Options to the extent vested at the time of termination for the limited post-termination exercise period set forth in your option agreement. Based on currently available guidance, ScanSource believes that exercises after the date of termination of employment will trigger the Section 409A tax.

Tax Consequences Related to Eligible Options that Are Amended in the Offer.

•

Acceptance of Offer. If you accept the Offer to amend the Eligible Portion(s) of your Eligible Option(s), there should be no taxable event for U.S. federal income tax purposes at the time of your acceptance.

•	Amendment of the Eligible Option. The amendment of your Eligible Option should not be a taxable event for U.S. federal income tax purposes.

•

Exercise of Amended Option(s). Your Amended Option will be treated as a nonqualified stock option for U.S. federal income tax purposes, even if your Eligible Option was intended to be an incentive stock option at the time of grant. Upon each exercise of an Amended Option, you will recognize ordinary income taxable at regular rates equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and ScanSource will collect the applicable withholding taxes with respect to such income.

•

Sale of Acquired Shares. The subsequent sale of the shares acquired upon the exercise of an Amended Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of the Amended Option(s) for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are sold more than one (1) year after the date the Amended Option(s) is exercised for those shares.

Uncertainty

It is possible that future guidance issued by the IRS may differ from our current good-faith interpretation of the law and that you and your personal tax advisor may advocate a position under the current statute and IRS guidance that your Eligible Options are exempt from Section 409A. While our description above is based on good faith interpretation of the existing guidance under Section 409A, we cannot guarantee the effect of any future IRS guidance.

We cannot guarantee any particular tax results related to your options. Because this Offer involves complex tax considerations, we urge you to consult your financial, legal and/or tax advisor before you make any decisions about participating in this Offer.

Tax Consequences Related to Make Whole Payments

You will be taxed upon the receipt of Make Whole Payments with respect to the Eligible Portions of your Amended Options. Such cash payments will constitute wages for tax withholding purposes. Accordingly, we must withhold all applicable U.S. federal, state and local income and employment tax required to be withheld with respect to such payments. You will receive only the portion of the Make Whole Payments remaining after all those taxes have been withheld.

Below is an illustration of the tax consequences of exercising an Eligible Option that has been amended pursuant to the Offer versus exercising an Eligible Option that is not so amended:

EXAMPLE

You are a resident of South Carolina and hold a discounted option to acquire 600 shares of ScanSource stock at an exercise price of $19.00, 200 of which vested prior to 2005 (the Ineligible Portion) and 400 of which vested in 2005 and 2006 and remain unexercised (the Eligible Portion). The fair market value of the ScanSource common stock underlying the option on the date determined to be the accounting measurement date was $20.00. The discount on the option is therefore $1.00 per share. ScanSource is offering to amend the unexercised portion of the Eligible Portion (i.e., 400 shares) to increase the exercise price from $19.00 to $20.00 per share.

If you were to accept the Offer and subsequently exercised and immediately sold the Eligible Portion at a stock price of $25.00, then you would have a gain of $2,000 (equal to ($25.00—$20.00) x 400), which would be subject to ordinary income and employment taxes of $993.00 (assuming you were subject to the maximum tax rates of 35% federal, 7.0% South Carolina, 6.2% Social Security and 1.45% Medicare). You would therefore have net after-tax proceeds of $1,007.00 with respect to the Eligible Portion.

If, however, you chose not to accept the Offer, the entire gain relating the Eligible Portion would be subject to an additional federal tax of 20% (plus an interest charge and penalty) on the total gain. This tax would be in addition to your regular ordinary income tax on those shares. Therefore, in this example (ignoring the interest charge and penalty), your gain would be $2,400 (equal to ($25.00—$19.00) x 400), but this gain would be reduced by a total tax of $1,671.60, resulting in net after-tax proceeds of $728.40.

In both cases, the Ineligible Portion (the 300 shares which vested prior to 2005) would continue to have an exercise price of $19.00 and would be exercisable without being subject to the 409A tax.

Other Tax Consequences. If you are subject to the tax laws in more than one state, you should be aware that tax consequences of more than one state may apply to you as a result of your receipt, vesting or exercise of an Eligible Option and/or your participation in the Offer. You should be certain to consult your personal tax advisor to discuss these consequences. In addition to the Offer, you should review the prospectus for the Plan under which your Eligible Option(s) were granted and its discussion of U.S. federal income tax consequences. You can request a copy of each Plan prospectus from john.ellsworth@scansource.com. We will provide a copy, free of charge upon request.

13.	EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options amended by announcing the extension and giving oral or written notice of the extension to the Eligible Optionees.

We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Time, to terminate or amend the Offer and to postpone our acceptance of any Eligible Options elected for amendment if any of the conditions specified in Section 7 of this Offering Memorandum occur. In order to postpone the acceptance of any Eligible Option, we must announce the postponement and give oral or written notice of the postponement to the Eligible Optionees.

As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the number of Eligible Options to be amended in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issue the amendment prior to the Expiration Time. Any announcement relating to the Offer will be sent promptly to Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

•	increase or decrease the number of Eligible Options to be amended in the Offer; or

•	extend or terminate the Offer.

If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we intend to extend the Offer until ten (10) business days after the date the notice is published.

14.	FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to amend their Eligible Options in connection with the Offer.

15.	INFORMATION ABOUT SCANSOURCE.

General. Our principal executive offices are located at ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615, and our telephone number is (864) 288-2432. Our website address is www.scansource.com. The information on our website is not a part of the Offer.

ScanSource, incorporated in 1992, is a leading wholesale distributor of specialty technology products, providing value-added distribution sales to resellers in the specialty technology markets. The Company has two geographic distribution segments: one serving North America from the Memphis, Tennessee distribution center, and an international segment currently serving Latin America (including Mexico) and Europe from distribution centers located in Florida and Mexico, and in Belgium, respectively.

The North American distribution segment markets automatic identification and data capture (“AIDC”) and point-of-sale (“POS”) products through its ScanSource sales unit; voice, data and converged communications equipment through its Catalyst Telecom sales unit; voice, data, converged communications video conferencing and telephony products through its ScanSource Communications sales unit; electronic security products, and wireless infrastructure through its ScanSource Security Distribution unit. The international distribution segment markets AIDC and POS products through its ScanSource sales unit.

Financial Information. The following selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the SEC on August 29, 2007. All amounts are in thousands, except per share data.

	Year Ended
	June 30, 2007	June 30, 2006	June 30, 2005
Statement of income data:
Net Sales	$1,986,927	$1,665,600	$1,469,094
Cost of goods sold	1,776,255	1,497,248	1,319,368

Gross profit	210,672	168,352	149,726
Selling, general and administrative expenses	135,339	105,042	90,970

Operating income	75,333	63,310	58,756
Interest expense (income), net	6,804	1,620	1,264
Other expense (income), net	(144)	57	(413)

Total other expense	6,660	1,677	851

Income before income taxes, minority interest and extraordinary gain	68,673	61,633	57,905
Provision for income taxes	25,987	21,592	22,010
Minority interest in income of consolidated subsidiaries, net of taxes	60	225	291

Net income	$42,626	$39,816	$35,604

Net income per common share, basic	$1.65	1.56	1.41

Weighted-average shares outstanding, basic	25,773	25,491	25,254

Net income per share, assuming dilution	$1.63	$1.53	$1.37

Weighted-average shares outstanding, assuming dilution	26,213	26,034	25,927

Balance sheet data:

Working capital	$352,955	$262,171	$219,851

Total assets	738,448	617,497	469,604

Total long-term obligations (including current portion)	107,730	32,185	37,878

Total shareholders’ equity	324,744	273,409	225,212

The financial information included in our Annual Report to Shareholders included as Exhibit 13.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the SEC on August 29, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended September 30 ,2007 are incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 16—”Additional Information.”

Litigation

On November 21, 2006, a purported stockholder filed a derivative lawsuit in the United States District Court for the District of South Carolina in Greenville, South Carolina (Wenham v. ScanSource Derivative Litigation) against certain of our current and former officers and directors and against ScanSource, as a nominal defendant, asserting causes of action based on alleged violations of securities laws (including alleged violations of Sections 10(b), 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 of the SEC) and other common law claims including, breach of fiduciary duty, aiding and abetting and unjust enrichment relating to allegations concerning certain of our prior stock option grants. The lawsuit seeks relief in the form of an accounting, rescission, unspecified money damages, disgorgement, attorneys’ fees, fees and expenses and other relief. On April 2, 2007, the Court appointed the plaintiff as lead plaintiff and ordered that any later actions filed in the same court and that relate to the same facts shall be consolidated.

On April 11, 2007, another purported stockholder filed a substantially similar derivative lawsuit also related to our prior grants of stock options. This action, Kinsel v. ScanSource Derivative Litigation, was also filed in the United States District Court for the District of South Carolina in Greenville, South Carolina against certain of our current and former officers and directors and ScanSource, as a nominal defendant, and asserts substantially similar causes of action and claims for relief. The plaintiff in this second action has filed a motion to vacate the April 2, 2007 order, and to consolidate the two actions and appoint the plaintiff as a co-lead plaintiff. We filed a response opposing the Kinsel motion.

We are also continuing to provide information to the SEC and the Department of Justice in connection with the Special Committee’s review.

On March 12, 2007, our insurance carrier, subject to a reservation of rights, provided a preliminary position on coverage for the first derivative claim in which the carrier indicated that the lawsuit allegations constitute a claim within coverage of our insurance policy. The carrier continues to assess coverage of this matter.

On April 13, 2007, we provided notice to the insurance carrier of the second action. On June 5, 2007, the insurance carrier, subject to a reservation of rights, provided its preliminary coverage position as to the second action and is assessing coverage for the matter. As with the first action, the carrier has stated that the allegations of the second derivative lawsuit appear to constitute a claim within the coverage of our insurance policy. The carrier has not recognized as within coverage the costs, fees and expenses incurred for the work related to the SEC, DOJ or Special Committee at this stage. We are evaluating our alternatives to address our coverage claim position.

We or our subsidiaries are, from time to time, parties to other lawsuits arising out of operations. Although there can be no assurance in this regard, based upon information known to us, we do not believe that any liability resulting from an adverse determination of such other lawsuits would have a material adverse effect on our financial condition or results of operations.

16.	ADDITIONAL INFORMATION.

This Offering Memorandum is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offering Memorandum does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept the Offer with respect to your Eligible Options:

1.	Our Annual Report on Form 10-K for the year ended June 30, 2007 filed on August 29, 2007, including all materials incorporated by reference therein;

2.	Our Definitive Proxy Statement filed with the SEC on October 23, 2007;

3.	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and our Current Report on Form 8-K, filed on October 1, 2007;

4.	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2007, including all materials incorporated by reference therein; and

5.	The description of the common stock contained in our Registration Statement on Form 8-A, filed on October 5, 1995, including all amendments or reports filed for the purpose of updating such description.

You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at
1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as ScanSource that file electronically with the SEC. The address of the SEC web site is www.sec.gov.

We will also provide without charge to each person to whom we deliver a copy of this Offering Memorandum, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Attention: John Ellsworth

ScanSource, Inc.

6 Logue Court

Greenville, South Carolina 29615

or by emailing us at john.ellsworth@scansource.com, or by calling us at (864) 288-4682 between 9:00 a.m. and 5:00 p.m., Eastern Time.

As you read the documents listed in this Section 16, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offering Memorandum, you should rely on the statements made in the most recent document.

The information contained in this Offering Memorandum about ScanSource should be read together with the information contained in the documents to which we have referred you.

17.	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

This Offering Memorandum and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. However, the safe harbors of Section 27A of the Securities Act and 21E of the Securities Exchange Act do not apply to statements made in connection with the Offer. These forward-looking statements involve risks and uncertainties that include, among others, those set forth in the Section entitled “Risk Factors Related To the Offer.” More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the SEC on August 29, 2007.

We will assess whether we are permitted to make the Offer in all of the states in which the Eligible Optionees are subject to tax. In the event that we determine that we are not legally able to make the Offer in a particular state, we reserve the right to withdraw the Offer in that particular state and we will inform you of this decision. If we withdraw the Offer in a particular state, the Offer will not be made to, nor will amendments be accepted from or on behalf of, the Eligible Optionees residing in that state.

The Board recognizes that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about the Offer from ScanSource is limited to this document, the Exhibits to the Schedule TO available at www.sec.gov and the Attachments hereto.

ScanSource, Inc. November 7, 2007

ATTACHMENT A

TABLE OF GRANT DATES

Original Date of Grant	Original Option Exercise Price(1)	FMV on Accounting Measurement Date (Corrected Exercise Price)(1)	Price Differential
January 2, 2003	$12.68	$14.16	$1.48
January 27, 2003	$11.05	$18.48	$7.43
January 2, 2004	$23.06	$24.73	$1.67
January 5, 2005	$29.70	$33.92	$4.22
January 31, 2005	$32.14	$33.92	$1.78
January 5, 2006	$27.48	$29.44	$1.96

(1)	The Original Option Exercise Price and the Corrected Exercise Price reflect stock dividends effected by ScanSource on January 28, 2003 and June 5, 2006.

A-1

ATTACHMENT B

[FIRST NAME LAST NAME]

[ADDRESS 1]

[ADDRESS 2]

[CITY, STATE ZIP]

SCANSOURCE, INC.

OFFER TO AMEND ELIGIBLE OPTIONS

ELECTION FORM

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN TIME,

ON THURSDAY, DECEMBER 6, 2007, UNLESS THE OFFER PERIOD IS EXTENDED.

November 7, 2007

Dear [FIRST NAME],

Important: Read the remainder of this Election Form before completing and manually signing this Election Form. You previously have received an email including a hyperlink to the ScanSource, Inc. Offer to Amend Eligible Options, dated November 7, 2007 (the “Offering Memorandum”). Capitalized terms not defined herein have the meaning assigned to them in the Offering Memorandum.

To indicate your decision to accept the Offer with respect to your Eligible Options, check Box 1, “Amend All Eligible Options Described Below” on the last page of this Election Form.

If you do not want to accept the Offer with respect to your Eligible Options, check Box 2, “Do Not Amend Any Eligible Options” on the last page of this Election Form.

If you do not clearly mark one of those two boxes on the last page of this Election Form or if you do not return this form, your election will default to “Do Not Amend Any Eligible Options” and your Eligible Options will not be amended to increase the exercise price, you will not receive the related Make Whole Payment and you may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code. You are solely responsible for such tax consequences. In addition, you will not become entitled to the Make Whole Payment payable to individuals who submit their Eligible Options for amendment.

Please note that the amount reflected in the table on the last page of this Election Form under “Potential Make Whole Cash Payment if Amended” does not reflect an additional “gross-up” amount that will be paid to you to reimburse you for Medicare tax obligations arising from such payment.

To: ScanSource, Inc.

By checking the “Amend All Eligible Options Described Below” box in the table on the last page of this Election Form, I understand and agree to all of the following:

1.	I have received a copy of the Offer to Amend Eligible Options, dated November 7, 2007 (the “Offering Memorandum”).

2.	I hereby accept the Offer by ScanSource, Inc., a South Carolina corporation (“ScanSource”), to amend my Eligible Option(s) in accordance with the terms set forth in (i) the Offering Memorandum and (ii) this Election Form. The Eligible Portions of my Eligible Options consist of the portions of the options granted to me under ScanSource, Inc.’s 1997 Stock Incentive Plan, as amended, or the Amended and Restated 2002 Long-Term Incentive Plan, as amended, that have the grant dates and exercise prices per share listed on the last page of this Election Form and that (i) were unvested as of December 31, 2004 and (ii) will be outstanding and unexercised as of the expiration of the Offer. My Eligible Options for which the Offer is accepted will be amended to have an adjusted exercise price per share listed on the last page of this Election Form promptly following the expiration date of the Offer. The date on which my Eligible Options is amended will constitute the “Amendment Date.”

3.	The Offer is currently set to expire at 11:59 p.m. Eastern Time on Thursday, December 6, 2007 (the “Expiration Time”), unless ScanSource, in its discretion, extends the period of time during which the Offer will remain open. In such event, the term “Expiration Time” will mean the latest time and date at which the Offer, as so extended, expires.

4.	On the Amendment Date, the exercise price of my Eligible Options for which I have properly submitted an Election Form will be amended to the adjusted exercise price per share listed on the last page of this Election Form (the “Corrected Exercise Price”). Except for the Corrected Exercise Price, all the terms and provisions of my amended Eligible Options will be the same as in effect immediately before the amendment.

5.	If my options are amended, I will also receive a cash payment (the “Make Whole Payment”) equal to the difference between the Corrected Exercise Price per share of my Amended Option and the original exercise price per share of my Eligible Option, multiplied by the number of shares subject to the Eligible Portion of my Amended Option, plus an additional “gross-up” amount to reimburse me for the Medicare tax obligations arising from such cash payment. This payment, less any applicable tax withholdings, will be made on or before my first regular payroll date following January 1, 2008.

6.	I will have the right to withdraw my acceptance of the Offer until the Expiration Time of the Offer. However, if ScanSource has not accepted my options by 12:00 midnight, Eastern Time, on January 7, 2008, I may then withdraw my acceptance of the Offer at any time prior to ScanSource’s acceptance of that acceptance.

7.	The acceptance of the Offer pursuant to the procedure described in Section 6 of the Offering Memorandum and the instructions to this Election Form will constitute my acceptance of all of the terms and conditions of the Offer. ScanSource’s acceptance of my Eligible Option(s) for amendment pursuant to the Offer will constitute a binding agreement between ScanSource and me upon the terms and subject to the conditions of the Offer.

8.	I am the registered holder of the Eligible Options submitted hereby, and my name and other information appearing on page 1 and the last page of this Election Form are true and correct.

9.	I am not required to accept the Offer. However, if I do not accept the Offer with respect to my Eligible Options (or I withdraw my acceptance), my Eligible Options will not be amended, I will not receive the related Make Whole Payment and I will be solely responsible for any taxes, penalties or interest payable under Section 409A.

10.	ScanSource cannot give me legal, tax or investment advice with respect to the Offer and has advised me to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer.

11.	Under certain circumstances set forth in the Offer, ScanSource may terminate or amend the Offer and postpone its acceptance and amendment of the Eligible Options. In the event ScanSource does not accept my Eligible Options for which I have accepted the Offer, those options will remain subject to the original terms and conditions of the grant and I will not receive the Make Whole Payment.

12.	I understand and agree that this Election Form shall constitute a counterpart to the Amendment to Stock Option Agreement and Promise to Make Cash Payment.

13.	I understand that if I cease to be an Eligible Optionee prior to the Expiration Time of the Offer, whether due to the cessation of my employment with ScanSource or otherwise, I will not be entitled to accept the Offer, and any acceptance indicated on any Election Form that I submitted prior to such time will be invalid.

14.	I understand that if any options that I have elected to amend cease to be “Eligible Options” prior to the Expiration Time of the Offer, whether due to the exercise of such options or otherwise, such options will not be amended and any acceptance indicated on any Election Form that I submitted prior to such time will be invalid with respect to such options.

I understand that neither ScanSource nor the board of directors of ScanSource is making any recommendation as to whether I should accept or refrain from accepting the Offer with respect to my Eligible Options, and that I must make my own decision whether to accept the Offer with respect to my Eligible Options, taking into account my own personal circumstances and preferences. I have read the section titled “Risk Factors Relating to the Offer” in the Offering Memorandum.

I agree that ScanSource shall not be liable for any costs, taxes, loss or damage that I may incur through my election to accept or decline the Offer with respect to my Eligible Options.

IMPORTANT: YOU MUST COMPLETE AND MANUALLY SIGN THE LAST PAGE

FOR YOUR ELECTION TO BE VALID.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	Delivery of Election Form. A properly completed and duly executed copy of this Election Form (pages 1-6), and any other documents required by this Election Form, must be received by ScanSource via the specified email address, fax number or by hand delivery to John Ellsworth at the address set forth on the signature page of this Election Form by the Expiration Time.

Only responses that are complete, signed and actually received by ScanSource via the specified email, fax or hand delivery to John Ellsworth by the deadline will be accepted. Responses submitted by any other means, including overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other email address, fax number or person, are not permitted. Responses received after the deadline will not be accepted.

The delivery of all documents, including Election Forms and/or Withdrawal Forms, is at your risk. We intend to confirm the receipt of your Election Form (and any subsequent withdrawal thereof) by sending you an “Acknowledgement of Receipt of Election Form/Withdrawal Form email” within five (5) U.S. business days after receipt. Please note that an Acknowledgement of Receipt of Election Form/Withdrawal Form email does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer. If you have not received an Acknowledgement of Receipt Election Form/Withdrawal Form email by such time, please call John Ellsworth at (864) 286-4682, Monday through Friday, during the hours of 9:00 a.m. to 5:00 p.m., Eastern Time.

Acceptance of the Offer with respect to Eligible Options may be withdrawn up to the Expiration Time. If the Offer is extended by ScanSource beyond that time, you may withdraw your acceptance of the Offer with respect to your Eligible Options at any time until the extended expiration of the Offer. In addition, if ScanSource does not accept your Eligible Options by 12:00 midnight, Eastern Time, on January 7, 2008, you may withdraw your acceptance of the Offer with respect to your Eligible Options at any time thereafter until that option is accepted for amendment. To validly withdraw your acceptance, you must deliver a properly completed and duly executed Withdrawal Form while you still have the right to withdraw your acceptance of the Offer. Withdrawals may only be rescinded by delivering a new, properly completed and duly executed Election Form prior to the Expiration Time by following the procedures described above.

ScanSource will not accept any alternative, conditional or contingent acceptance. All persons accepting the Offer with respect to Eligible Options shall, by execution of this Election Form, waive any right to receive any notice of ScanSource’s acceptance of their Eligible Options, except as provided for in the Offer.

2.	Signatures on this Election Form. Except as otherwise provided in the next sentence, the optionee must sign this Election Form. If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to ScanSource of the authority of such person to act in such capacity must be submitted with this Election Form.

3.	Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer, this Election Form or the Withdrawal Form, should be directed to John Ellsworth at (864) 286-4682. Copies will be furnished promptly at ScanSource’s expense.

4.	Irregularities. ScanSource will determine, in its discretion, all questions as to the validity, form and eligibility of (including time of receipt) Election Forms that it receives and all determinations whether to amend the Eligible Options elected for amendment in any Election Form. ScanSource will also determine, in its discretion, all questions as to (i) the portion of each option grant that qualifies as an Eligible Portion of an Eligible Option for purposes of the Offer; (ii) the number of shares of common stock comprising the Eligible Options, and (iii) the amount of the Make Whole Payment relating to each amended Eligible Option, and whether such Make Whole Payment is earned in accordance with the terms of the Offer. ScanSource’s determination of such matters will be final and binding on all parties. ScanSource reserves the right to reject any acceptances of the Offer it determines do not comply with the conditions of the Offer, not to be in proper form or the acceptance of which to be unlawful. ScanSource also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the acceptance of the Offer, and ScanSource’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No acceptance of the Offer will be deemed to be properly made until all defects and irregularities have been cured by the submitting holder or waived by ScanSource.

Unless waived, any defects or irregularities in connection with any acceptance of the Offer must be cured within such time as ScanSource shall determine. Neither ScanSource nor any other person is or will be obligated to give notice of any defects or irregularities in acceptance of the Offer, and no person will incur any liability for failure to give any such notice. If the table on the last page of this Election Form includes options that are not eligible for the Offer, ScanSource will not amend those options, but ScanSource does intend to accept for amendment any properly submitted acceptances of the Offer to amend the Eligible Options set forth in that table.

5.	Important Tax Information. You should refer to Sections 1 and 12 of the Offering Memorandum and the “Risk Factors Relating to the Offer” section of the Offering Memorandum, each of which contains important U.S. federal tax information concerning the Offer. All optionees with Eligible Options are strongly encouraged to consult with their own tax advisors as to the consequences of their participation in the Offer.

6.	Copies. You should retain a copy of this Election Form, after you have completed and manually signed it, for your records.

IMPORTANT: IF YOU ELECT TO AMEND YOUR OPTIONS, THIS PROPERLY COMPLETED

ELECTION FORM TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE

RECEIVED BY JOHN ELLSWORTH VIA EMAIL, FAX OR HAND DELIVERY BY THE

EXPIRATION TIME IN ORDER FOR YOUR ELECTION TO BE EFFECTIVE.

Name of Eligible Optionee

Box 1: ☐ Amend All Eligible Options Described Below (All Information is Split Effected)

Grant Date	Total Number of Shares Originally Granted under the Option	Total Number of Shares Outstanding under the Option as of November 7, 2007	Number of Shares Subject to Eligible Portion of the Eligible Options	Original Exercise Price Per Share	Adjusted Exercise Price Per Share if Amended	Difference between Original Exercise Price and Adjusted Exercise Price	Potential Make Whole Cash Payment if Amended*

*The amount reflected does not include an additional “gross-up” amount that will be paid to you to reimburse you for Medicare tax obligations arising from such payment.

Box 2: ☐ Do Not Amend Any Eligible Options

SIGNATURE OF OPTIONEE

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)	(Capacity of Authorized Signatory, if applicable)

Date: , 2007	Daytime Telephone: ( )
Address (if different than on cover page)

Email address:	@

Please read the instructions contained elsewhere in this Election Form, check the appropriate box above, complete, manually sign and date the signature block above and return the entire Election Form (including the instructions) by 11:59 p.m., Eastern Time, Thursday, December 6, 2007 (unless extended), via email (such as a PDF or other scanned image of the signed document) to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or by hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615.

IMPORTANT: YOU MUST COMPLETE AND MANUALLY SIGN THIS SIGNATURE PAGE

FOR YOUR ELECTION TO BE VALID.

ATTACHMENT C

SCANSOURCE, INC.

OFFER TO AMEND ELIGIBLE OPTIONS

WITHDRAWAL FORM

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN TIME, ON

THURSDAY, DECEMBER 6, 2007 UNLESS THE OFFER IS EXTENDED

You previously received (1) the Offer to Amend Eligible Options, dated November 7, 2007 (the “Offering Memorandum”) and (2) your Election Form. You signed and returned your Election Form, in which you elected to accept the offer from ScanSource, Inc. (“ScanSource”) to amend all of your Eligible Options. You should submit this Withdrawal Form only if you now wish to change that election and withdraw your acceptance of ScanSource’s offer to amend all of your Eligible Options. Capitalized terms not defined in this document have the same meaning assigned to them in the Offering Memorandum.

To withdraw your acceptance of the Offer with respect to all of your Eligible Options, you must complete, manually sign, date and submit this Withdrawal Form via e-mail (such as a PDF or other scanned image of the signed document) to john.ellsworth@scansource.com, via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615, by 11:59 p.m., Eastern time, on December 6, 2007 (the “Expiration Time”), unless ScanSource, in its discretion, extends the period of time during which the offer will remain open. In such event, the term “Expiration Time” will mean the latest time and date at which the Offer, as so extended, expires.

You should note that if you withdraw your acceptance of the Offer, your Eligible Options will not be amended and you will not receive the Make Whole Payment equal to the difference between the Corrected Exercise Price per share of each Eligible Option and the original exercise price per share, multiplied by the number of shares of common stock subject to the Eligible Portions of your Eligible Option, plus an additional “gross-up” amount to reimburse you for the Medicare tax obligations arising from such cash payment. If you withdraw your acceptance of the Offer, you may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code and you will be solely responsible for such consequences. Your withdrawn Eligible Options will continue to be governed by the 1997 Stock Incentive Plan or the Amended and Restated 2002 Long-Term Incentive Plan and by the existing stock option award agreement between you and ScanSource evidencing that option.

You may change this withdrawal, and again elect to accept the offer to amend all of your Eligible Options by submitting a new Election Form via e-mail to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615, by the Expiration Time.

***

If you wish to withdraw your acceptance of the Offer, please check the box below.

☐ I wish to withdraw my election to accept the Offer, and instead decline the Offer, with respect to all of my Eligible Options.

IMPORTANT: YOU MUST COMPLETE AND SIGN THE NEXT PAGE

FOR YOUR WITHDRAWAL TO BE VALID.

Please read the instructions on pages 3 and 4 of this Withdrawal Form and then complete, manually sign and date this Withdrawal Form and return the entire Withdrawal Form (including the instructions), by 11:59 p.m., Eastern time, on December 6, 2007 (unless extended) via e-mail (such as a PDF or other scanned image of the signed document) to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615.

I agree that ScanSource shall not be liable for any costs, taxes, loss or damage that I may incur through my withdrawal of my election to accept the Offer.

SIGNATURE OF OPTIONEE

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)	(Capacity of Authorized Signatory, if applicable)

Date:                                 , 2007

SCANSOURCE, INC.

INSTRUCTIONS TO THE WITHDRAWAL FORM FORMING PART OF THE TERMS AND

CONDITIONS OF THE OFFER

1.	Delivery of Withdrawal Form. A properly completed and executed copy of this Withdrawal Form must be received by ScanSource via the specified e-mail address, fax number or by hand delivery to John Ellsworth at the address set forth on the signature page of this Withdrawal Form, by the Expiration Time.

Only responses that are complete, signed and actually received by ScanSource via the specified e-mail or fax or by hand delivery to John Ellsworth by the deadline will be accepted. Responses submitted by any other means, including overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other e-mail address or fax number, are not permitted. Responses received after the deadline will not be accepted.

The delivery of all documents, including Election Forms and/or Withdrawal Forms, is at your risk. We intend to confirm the receipt of your Election Form and/or any Withdrawal Form by sending you an “Acknowledgement of Receipt of Election Form/Withdrawal Form email” within five (5) U.S. business days after receipt. In addition, please note that an Acknowledgement of Receipt of Election Form/Withdrawal Form email does not indicate that your form was properly completed or otherwise complied with the requirements of the Offer. If you have not received an Acknowledgement of Receipt of Election Form/Withdrawal Form email by such time, we recommend that you confirm that we have received your Election Form and/or any Withdrawal Form. If you need to confirm receipt after five (5) U.S. business days have elapsed, you should first e-mail john.ellsworth@scansource.com. If you do not receive a response from john.ellsworth@scansource.com, you should contact John Ellsworth at (864) 286-4682.

Although by submitting a Withdrawal Form you have withdrawn your acceptance of the Offer with respect to your Eligible Options, you may change your mind and re-elect to accept the Offer with respect to your Eligible Options until the Expiration Time of the Offer. The only way you can rescind any withdrawal is to properly resubmit your acceptance of the offer with respect to your Eligible Options before the Expiration Time by submitting a new Election Form following the procedures described in the instructions to the Election Form. You will not be deemed to have made a proper acceptance of the Offer with respect to your Eligible Options unless you deliver, prior to the Expiration Time, a new Election Form following the procedures described in the instructions to the Election Form. This new Election Form must be manually signed and dated after your original Election Form and any Withdrawal Form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Withdrawal Form received by us prior to the Expiration Time will be disregarded and will be considered replaced in full by the new Election Form. You will be bound by the last properly submitted Election Form or Withdrawal Form received by us prior to the Expiration Time.

Although it is ScanSource’s intent to send you confirmation of receipt of this Withdrawal Form, by manually signing this Withdrawal Form, you waive any right to receive any notice of the withdrawal of your acceptance of the Offer with respect to your Eligible Options.

2.	Signatures on this Withdrawal Form. Except as otherwise provided in the next sentence, this Withdrawal Form must be manually signed by the optionee. If this Withdrawal Form is manually signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to ScanSource of the authority of such person to act in such capacity must be submitted with this Withdrawal Form.

3.	Other Information on this Withdrawal Form. In addition to manually signing this Withdrawal Form, you must print your name (exactly as it appears on the Election Form you previously submitted) and indicate the date on which you signed.

4.	Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offering Memorandum, the Election Form or this Withdrawal Form should be directed to John Ellsworth at (864) 286-4682. Copies will be furnished promptly at ScanSource’s expense.

5.	Irregularities. ScanSource will determine, in its discretion, all questions as to the validity, form and eligibility (including time of receipt) of Withdrawal Forms that it receives and all determinations whether to accept any Withdrawal Forms. ScanSource’s determination of such matters will be final and binding on all parties. ScanSource reserves the right to reject any Withdrawal Forms that it determines are not in appropriate form or that it determines are unlawful to accept. ScanSource also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in any Withdrawal Form and ScanSource’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No withdrawal of an Eligible Option will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing option holder or waived by ScanSource. Neither ScanSource nor any other person is obligated to give notice of any defects or irregularities in the Withdrawal Form and no person will incur any liability for failure to give any such notice.

6.	Additional Documents to Read. You should be sure to read the Offer to Amend and all documents referenced therein before making any decisions regarding participation in, or withdrawal from, the Offer.

7.	Important Tax Information. You should refer to Sections 1 and 12 of the Offering Memorandum and the “Risk Factors Relating to the Offer” section of the Offering Memorandum which contain important U.S. federal income tax information. We also recommend that you consult with your own tax advisors before deciding whether or not to participate in this Offer.

IMPORTANT: IF YOU ELECT TO WITHDRAW YOUR ELECTION FORM, THIS PROPERLY

COMPLETED WITHDRAWAL FORM TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS

MUST BE RECEIVED BY SCANSOURCE, VIA E-MAIL, FAX OR HAND DELIVERY TO JOHN

ELLSWORTH BY THE EXPIRATION TIME IN ORDER FOR YOUR WITHDRAWAL TO BE

EFFECTIVE.

ATTACHMENT D

FORM OF ACKNOWLEDGEMENT OF RECEIPT OF ELECTION FORM/WITHDRAWAL

FORM

ACKNOWLEDGMENT OF ELECTION FORM

To:	[E-MAIL ADDRESS]

From:	[ ]@scansource.com

Date:	[DATE]

Subject:	Acknowledgment of Receipt of Election Form

ScanSource, Inc. (“ScanSource”) has received your Election Form dated                         , 2007, by which you indicated whether you have elected to amend all or none of your Eligible Options, subject to the terms and conditions of the Offer to Amend Eligible Options, dated November 7, 2007 (the “Offering Memorandum”). Capitalized terms not defined in this document have the same meaning assigned to them in the Offering Memorandum.

If you change your mind, you may withdraw your election to amend all of your eligible options by completing and manually signing a Withdrawal Form and sending it via e-mail to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615, by 11:59 p.m., Eastern time, on Thursday, December 6, 2007 (unless extended). You may obtain a Withdrawal Form by contacting John Ellsworth at (864) 286-4682. Only Withdrawal Forms that are complete, signed and actually received via e-mail, fax or hand delivery to John Ellsworth by the Expiration Time will be accepted. If you have questions concerning the submission of your form, please direct them to John Ellsworth at (864) 286-4682.

Please note that our receipt of your Election Form is not by itself an acceptance of your election to amend the Eligible Options or an acknowledgment that you have properly completed your Election Form. For purposes of the Offer, ScanSource will be deemed to have accepted your election to amend your Eligible Options with respect to which proper acceptances of the Offer have been made and not properly withdrawn as of the date when ScanSource gives oral or written notice to the option holders generally of its acceptance of such options, which notice may be made by press release, e-mail or other method of communication. ScanSource’s amendment of Eligible Options that you elected to amend is expected to take place shortly after the end of the offer period.

ACKNOWLEDGMENT OF WITHDRAWAL FORM

To:	[E-MAIL ADDRESS]

From:	[ ]@scansource.com

Date:	[DATE]

Subject:	Acknowledgment of Receipt of Withdrawal Form

ScanSource, Inc. (“ScanSource”) has received your Withdrawal Form dated                         , 2007, by which you withdrew your acceptance of ScanSource offer to amend all of your Eligible Options. Capitalized terms not defined in this document have the same meaning assigned to them in the Offer to Amend Eligible Options, dated November 7, 2007 (the “Offering Memorandum”).

If you change your mind, you may once again elect to accept the Offer with respect to all of your Eligible Options by completing, manually signing and submitting a new Election Form via e-mail to john.ellsworth@scansource.com or via fax to John Ellsworth at (864) 286-4940 or via hand delivery to John Ellsworth at 6 Logue Court, Greenville, South Carolina 29615, by 11:59 p.m., Eastern time, on December 6, 2007 or such later time, if any, to which this Offer has been extended. If you have questions concerning the submission of your form, please direct them to John Ellsworth at (864) 286-4682.

ATTACHMENT E

[FIRST NAME LAST NAME]

[ADDRESS 1]

[ADDRESS 2]

[CITY, STATE ZIP]

SCANSOURCE, INC.

OFFER TO AMEND ELIGIBLE OPTIONS

FORM OF AMENDMENT TO STOCK OPTION AGREEMENTS AND

PROMISE TO MAKE CASH PAYMENT

[DATE]

Dear [FIRST NAME],

You have elected to participate in the offer made by ScanSource, Inc. (“ScanSource”) to amend the exercise price of your Eligible Options (as identified on the table on the last page of your Election Form) pursuant to the terms of the ScanSource, Inc. Offer to Amend Eligible Options, dated November 7, 2007 (the “Offering Memorandum”) and your signed Election Form. We have accepted your election with respect to the Eligible Options listed on the table attached to your Election Form and such options have been amended as of the date hereof (the “Options”). These Options, if already vested or once vested in accordance with the terms of grant, are exercisable at the amended exercise price as listed on the table on the last page of your Election Form.

In exchange for your agreement to amend your outstanding Eligible Options to raise the exercise price as indicated by your Election Form, ScanSource hereby promises to pay you a special cash payment in the amount described on the table on the last page of your Election Form, plus an additional “gross-up” amount to reimburse you for the Medicare tax obligations arising from such cash payment. Any such payment will be paid, less applicable tax withholding, promptly on or before your first regular payroll date in January 2008. This payment is not subject to vesting or forfeiture.

This memorandum, together with your Election Form, acts as an amendment to each of your Options. To the extent not amended by this memorandum, your Options will continue to be subject to the terms and conditions of the 1997 Stock Incentive Plan, as amended, or the Amended and Restated 2002 Long-Term Incentive Plan, as amended, as applicable under which the original options were granted.

This memorandum is subject to the terms and conditions of the offer as set forth in: (1) the Offering Memorandum; (2) the Election Form; and (3) the Withdrawal Form (collectively, the “Offer Documents”), all of which are incorporated herein by reference. This memorandum and the Offer Documents reflect the entire agreement between you and ScanSource with respect to this transaction. This memorandum may be amended only by means of a writing signed by you and an authorized officer of ScanSource.

SCANSOURCE, INC.

By:

Name:

Title: